                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

                     Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CITIZENS SECURITY GROUP INC.
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
        Citizens Security Group Inc. Common Stock, $.01 par value per share Citizens Security Group Inc. Series A Preferred Stock, $.01 par value per share

     2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
        1,701,585 shares of Common Stock of Citizens Security Group Inc. 1,250,000 shares of Series A Preferred Stock of Citizens Security Group Inc.

     3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11) (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
        $24,957,312 for all outstanding shares of Common Stock of Citizens Security Group Inc.
        $4,375,000 for all outstanding shares of Series A Preferred Stock of Citizens Security Group Inc.

     4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
        $29,332,312

     5) TOTAL FEE PAID:
        $5,867*

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

- -----------------
* In accordance with Rule 14a-6(i)(4) and Rule 0-11, the filing fee of $5,867 represents one-fiftieth of one percent of the value of the maximum aggregate amount of cash to be received by Citizens Security Group Inc. shareholders in the proposed transaction.

                                                              Preliminary Copy

                      [Letterhead of Citizens Security Group Inc.]


                                   July 8, 1996


Dear Shareholder:

    You are cordially invited to attend a special meeting of shareholders of Citizens Security Group Inc. (the "Company") to be held at the offices of Dorsey & Whitney LLP, located on the 18th floor of Pillsbury Center South,
220 South Sixth Street, Minneapolis, Minnesota, on Wednesday, July 31, 1996 at 9:00 a.m. local time (the "Special Meeting"). A Notice of the Special Meeting, a Proxy Statement, related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding shares of Common Stock and Series A Preferred Stock (the "Preferred Stock") as of June 21,
1996 will be entitled to notice of and to vote at the Special Meeting.

    At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Acquisition and Affiliation Agreement, dated as of March 20, 1996 (together with the related Plan of Merger, the "Merger Agreement") by and among the Company, Citizens Security Mutual Insurance Company ("Citizens Mutual") and Meridian Insurance Group, Inc. ("Meridian"), pursuant to which an indirect wholly owned subsidiary of Meridian will be merged with and into the Company (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding share of Common Stock of the Company will be converted into the right to receive $12.50 in cash (subject to adjustment as described in the accompanying Proxy Statement). In addition, each share of Preferred Stock of the Company will be converted into the right to receive $3.50 per share in cash (subject to adjustment as described in the accompanying Proxy Statement). Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of each of the Common Stock and the Preferred Stock, with the holders of Common Stock and Preferred Stock voting as separate classes. Details of the proposed Merger and other important information are set forth in the accompanying Proxy Statement which you are urged to read carefully.

    YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Citizens Mutual, the holder of 19.8% of the outstanding shares of Common Stock and all of the outstanding shares of Preferred Stock, currently intends to vote in favor of the Merger Agreement. Pursuant to agreements dated as of March 20, 1996, certain officers of the Company have agreed to vote a total of 112,470 shares of Common Stock, or 6.6% of the total outstanding shares of Common Stock, in favor of the Merger Agreement.

    Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card.

    Thank you for your interest and participation.

                                           Sincerely,



                                           Spencer A. Broughton
                                           Chairman of the Board and Chief
                                           Executive Officer

                                [Citizens Logo]


                          CITIZENS SECURITY GROUP INC.
                                406 MAIN STREET
                          RED WING, MINNESOTA 55066


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON WEDNESDAY, JULY 31, 1996


To Shareholders of Citizens Security Group Inc.:

    A special meeting of the shareholders of Citizens Security Group Inc., a Minnesota corporation (the "Company"), will be held at the offices of Dorsey & Whitney LLP, located on the 18th floor of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota, on Wednesday, July 31,1996 at 9:00 a.m. local time (the "Special Meeting"), to consider and act upon the following matters:

    1. To consider and vote upon a proposal to approve and adopt an Acquisition and Affiliation Agreement, dated as of March 20, 1996 (together with the related Plan of Merger, the "Merger Agreement") by and among the Company, Citizens Security Mutual Insurance Company, a Minnesota corporation ("Citizens Mutual"), and Meridian Insurance Group, Inc., an Indiana corporation ("Meridian"), pursuant to which, among other things (i) an indirect wholly owned subsidiary of Meridian to be organized under Minnesota law (the
"Merger Subsidiary") will be merged with and into the Company (the "Merger"),
(ii) each outstanding share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") will be converted into the right to receive
$12.50 in cash (subject to adjustment as described in the accompanying Proxy Statement) and (iii) each outstanding share of Series A Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") will be converted into the right to receive $3.50 in cash (subject to adjustment as described in the accompanying Proxy Statement ). A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Only holders of record of the Common Stock and the Preferred Stock at the close of business on June 21, 1996 are entitled to notice of and to vote at the Special Meeting. Citizens Mutual, the holder of 19.8% of the outstanding shares of Common Stock and all of the outstanding shares of Preferred Stock, currently intends to vote in favor of the Merger. Pursuant to agreements dated as of March 20, 1996, certain officers of the Company have agreed to vote a total of 112,470 shares of Common Stock, or 6.6% of the total outstanding shares of Common Stock, in favor of the Merger Agreement.

    Holders of Common Stock who do not vote their shares in favor of the Merger Agreement and who strictly comply with Section 302A.473 of the Minnesota Business Corporation Act (the "MBCA") have the right to object to the Merger Agreement and make written demand for payment of the "fair value" of their shares ("Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Section 302A.473 of the MBCA, a copy of which is attached as Exhibit C to the accompanying Proxy Statement. In addition, a description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth under the caption "RIGHTS OF DISSENTING SHAREHOLDERS" in the Proxy Statement.

    Your attention is directed to the Proxy Statement, the Exhibits thereto and the other materials relating to the Company that have been mailed to you herewith for more complete information regarding the Merger Agreement and the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


                             By Order of the Board of Directors

                             Jay L. Swanson
                             Secretary


Red Wing, Minnesota
July 8, 1996


    YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                [Citizens Logo]

                        CITIZENS SECURITY GROUP INC.

                               PROXY STATEMENT

                      SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON WEDNESDAY, JULY 31, 1996


     This Proxy Statement is being furnished to the shareholders of Citizens Security Group Inc. ("CSGI" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for a special meeting of shareholders to be held on Wednesday, July 31, 1996 at 9:00 a.m. local time at the offices of Dorsey & Whitney LLP, located on the 18th floor of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota (the "Special Meeting"). At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt an Acquisition and Affiliation Agreement, dated as of March 20, 1996 (together with the related Plan of Merger, the "Merger Agreement"), among the Company, Citizens Security Mutual Insurance Company ("Citizens Mutual") and Meridian
Insurance Group, Inc. ("Meridian").   The Merger Agreement provides for the
merger (the "Merger") of an indirect wholly owned subsidiary of Meridian (the "Merger Subsidiary") into the Company, with the result that the Company will become an indirect wholly owned subsidiary of Meridian. Pursuant to the Merger Agreement, (i) each outstanding share of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), except those shares as to which dissenters' rights have been perfected ("Dissenting Shares"), will be converted into the right to receive $12.50 per share in cash (subject to adjustment as described in this Proxy Statement) and (ii) each share of Series A Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") will be converted into the right to receive $3.50 per share in cash (subject to adjustment as described in this Proxy Statement). See "THE MERGER AGREEMENT--Consideration To Be Received by Shareholders."

    This Proxy Statement is accompanied by copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. These materials are included to aid shareholders in their consideration of the Merger.

    Only holders of record of Common Stock and Preferred Stock at the close of business on June 21, 1996 are entitled to notice of and to vote at the Special Meeting. This Proxy Statement is first being sent to shareholders on or about July 8, 1996.

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY ..................................................................   1
    Date, Time and Place of Special Meeting ..............................   1
    Record Date; Shareholders Entitled to Vote; Quorum ...................   1
    Purpose of the Meeting ...............................................   1
    The Merger ...........................................................   1
    Effective Time of the Merger .........................................   2
    Voting of Shares Owned by Citizens Mutual and Management..............   2
    Recommendation of Board of Directors .................................   2
    Opinion of Financial Advisor .........................................   2
    Interests of Certain Persons in the Merger ...........................   3
    Payment for Shares ...................................................   3
    Accounting Treatment .................................................   3
    Federal Income Tax Consequences ......................................   3
    Dissenters' Rights ...................................................   3
    Regulatory Approvals .................................................   3
    The Company ..........................................................   4
    Meridian .............................................................   4
    Affiliation of Citizens Mutual with Meridian .........................   4
    Comparative Market Price Data ........................................   5
    Selected Consolidated Financial Data .................................   6

THE SPECIAL MEETING ......................................................   7
    General ..............................................................   7
    Proposal to be Considered at the Special Meeting .....................   7
    Record Date; Shareholder Approval ....................................   7
    Proxies ..............................................................   8

THE MERGER PROPOSAL ......................................................   8
    Background of the Merger Proposal ....................................   8
    Recommendation of the CSGI Board of Directors ........................  10
    Opinion of Financial Advisor .........................................  12
    Purpose and Structure of the Merger ..................................  16
    Affiliation of Citizens Mutual with Meridian .........................  17

INTERESTS OF CERTAIN PERSONS IN THE MERGER ...............................  17
    Consulting Agreement and Related Meridian Stock Option ..............   18
    Employment Agreement and Related Meridian Stock Option ...............  18
    CSGI Stock Options ...................................................  19
    Employee Stock Ownership Plan ........................................  19
    Employment Arrangements and Employee Benefits ........................  19
    Meridian Directorships ...............................................  20
    VIS'N ................................................................  20
    Indemnification of Officers and Directors ............................  21

THE MERGER AGREEMENT .....................................................  23
    General ..............................................................  23
    Effective Time .......................................................  23
    Consideration To Be Received by Shareholders .........................  23
    Payment for Shares ...................................................  24
    Operations of the Company and Citizens Mutual Prior to the Merger ....  24
    Conditions to Consummation of the Merger .............................  25
    Post-Closing Covenants ...............................................  27
    Termination ..........................................................  27
    Termination Fee ......................................................  28

REGULATORY APPROVALS .....................................................  28
    Approvals of State Insurance Regulatory Authorities ..................  28
    HSR Act Filings ......................................................  29

ACCOUNTING TREATMENT .....................................................  29

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................  29

RIGHTS OF DISSENTING SHAREHOLDERS ........................................  30

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS ..............  34

SHAREHOLDER PROPOSALS ....................................................  35

INDEPENDENT PUBLIC ACCOUNTANTS ...........................................  36

AVAILABLE INFORMATION ....................................................  36

INFORMATION INCORPORATED BY REFERENCE ....................................  36

EXHIBIT A - Acquisition and Affiliation Agreement ........................ A-1

EXHIBIT B - Opinion of Goldsmith, Agio, Helms Securities, Inc. ........... B-1

EXHIBIT C - Provisions of Minnesota Business Corporation Act
    Relating to Appraisal Rights ......................................... C-1

                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, in the materials accompanying this Proxy Statement and in the Exhibits hereto. Shareholders are urged to review the entire Proxy Statement and accompanying materials carefully.

DATE, TIME AND PLACE OF SPECIAL MEETING

    A Special Meeting of Shareholders of Citizens Security Group Inc. will be held on July 31, 1996 at 9:00 a.m. local time at the offices of Dorsey & Whitney LLP, located on the 18th floor of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

    Only holders of record of shares of Common Stock and Preferred Stock at the close of business on June 21, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On that date, there were 1,701,585 shares of Common Stock and 1,250,000 shares of Preferred Stock outstanding. The holders of Common Stock and the holders of Preferred Stock will vote as separate classes with respect to the matters to be voted upon at the Special Meeting, with each share entitled to cast one vote. See "THE SPECIAL MEETING--Record Date; Shareholder Approval." The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the outstanding shares of each of the Common Stock and Preferred Stock is necessary to constitute a quorum at the Special Meeting.

PURPOSE OF THE MEETING

    At the Special Meeting, shareholders will consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement. See "THE SPECIAL MEETING--Proposal To Be Considered at the Special Meeting." The Merger Agreement provides for the merger of the Merger Subsidiary with and into the Company, with the result that the Company, as the surviving corporation (the "Surviving Corporation"), will become an indirect wholly owned subsidiary of Meridian. See "THE MERGER AGREEMENT--General."

THE MERGER

    Pursuant to the Merger Agreement, the Merger Subsidiary will merge with and into the Company, with the Company being the Surviving Corporation. Each outstanding share of Common Stock (except those shares as to which dissenters' rights have been perfected ("Dissenting Shares")) will be converted into the right to receive from Meridian $12.50 in cash, without interest (subject to reduction in the event the Company's and Citizens Mutual's expenses incurred in connection with the transactions contemplated by the Merger Agreement exceed $650,000). Citizens Mutual, the owner of all the outstanding shares of Preferred Stock, will receive $3.50 per share from Meridian (subject to reduction in the event the Company's and Citizens Mutual's expenses incurred in connection with the transactions contemplated by the Merger Agreement exceed $650,000). See "THE MERGER AGREEMENT-- Consideration To Be Received by Shareholders." After the Merger, Meridian will indirectly own all of the outstanding shares of capital stock of the Surviving Corporation. The shares of Common Stock will no longer be traded on the Nasdaq Small Cap Market and the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "THE MERGER AGREEMENT--General." No affiliation has previously existed between the Company and Meridian and no such affiliation will exist until the Effective Time.

    Approval of the Merger requires the affirmative vote of the majority of all outstanding shares of each of the Common Stock and the Preferred Stock, with the holders of Common Stock and Preferred Stock voting as separate classes. See "THE SPECIAL MEETING--Record Date; Shareholder Approval."

    The Merger is subject to various closing conditions, including state insurance regulatory approvals, the absence of any material adverse change in the business, financial condition or results of operations of the Company and Dissenting Shares not constituting more than 5% of the outstanding Common Stock. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger."

    The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to filing Articles of Merger with the Minnesota Secretary of State, notwithstanding approval of the Merger Agreement by the shareholders of the Company. The Merger Agreement requires the Company to pay Meridian a termination fee of $586,646 plus a sum equal to the amount of transaction costs incurred by Meridian and Meridian Mutual if the Merger is not consummated and (a) the Merger Agreement has not been terminated by the mutual written consent of the parties, (b) Meridian has complied with all its obligations under the Merger Agreement and (c) the Company enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or similar transaction involving the Company or Citizens Mutual prior to January 1, 1997. See "THE MERGER AGREEMENT--Termination" and "--Termination Fee."

EFFECTIVE TIME OF THE MERGER

    Unless otherwise agreed by the parties to the Merger Agreement or otherwise provided by law, the Merger will become effective at 11:59 p.m. Minneapolis Time, on a date as soon as practicable after the conditions to the Merger are satisfied or waived or at such other date agreed to by the parties (the
"Effective Time").   See "THE MERGER AGREEMENT--Effective Time."

VOTING OF SHARES OWNED BY CITIZENS MUTUAL AND MANAGEMENT

    The Board of Directors and policyholders of Citizens Mutual, which is the owner of 19.8% of the issued and outstanding shares of Common Stock and all of the issued and outstanding shares of Preferred Stock, have approved the Merger, and it is expected that Citizens Mutual will vote its shares of Common Stock and Preferred Stock in favor of the Merger. Because Citizens Mutual owns substantially less than 50.0% of the outstanding shares of Common Stock, approval of the Merger is not assured as a result of the voting power held by Citizen Mutual. Pursuant to agreements dated as of March 20, 1996 with Meridian, Spencer A. Broughton, Chairman of the Board and Chief Executive Officer of the Company, and Scott S. Broughton, President, Chief Operating Officer and Chief Financial Officer of the Company, have agreed to vote a total of 112,470 shares of Common Stock, or 6.6% of the total outstanding shares of Common Stock, in favor of the Merger Agreement. See "THE SPECIAL MEETING--Record Date; Shareholder Approval."

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors of Citizens has determined that the Merger is fair from a financial point of view to and in the best interests of the Company's shareholders. The Board of Directors has approved the Merger Agreement and recommends that shareholders vote in favor of the proposal to approve and adopt the Merger Agreement. See "THE MERGER PROPOSAL -- Recommendation of the CSGI Board of Directors."

OPINION OF FINANCIAL ADVISOR

    On March 18, 1996, Goldsmith, Agio, Helms Securities, Inc. ("GAHS") delivered its written opinion to the Board of Directors of the Company to the effect that the consideration to be received by the holders of the Common Stock and Preferred Stock pursuant to the Merger Agreement is fair to such shareholders from a financial point of view. A copy of the written opinion of GAHS is attached as Exhibit B to this Proxy Statement. Shareholders of the Company are urged to read the opinion of GAHS in its entirety. For discussion of the factors considered and assumptions made by GAHS in reaching its opinion, see "THE MERGER PROPOSAL--Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of management of the Company and the Board of Directors of the Company have certain interests in the Merger that are in addition to the interests of shareholders of the Company generally. For information concerning (i) consulting and employment arrangements to be entered into by Meridian with Spencer A. Broughton and Scott S. Broughton of the Company pursuant to the Merger Agreement, (ii) the accelerated vesting of CSGI stock options prior to the Effective Time, (iii) the treatment of the Citizens Mutual's Employee Stock Ownership Plan following the Merger,
(iv) arrangements relating to continued employment, compensation and benefits for employees of Citizens Mutual after the Effective Time and (v) certain agreements to be entered into after completion of Merger by Citizens Mutual with VIS'N, Inc. ("VIS'N"), a data processing and claims services company to be formed by Mr. Scott S. Broughton and Kirk D. Simmons, Vice President, Insurance Services of the Company, see "INTERESTS OF CERTAIN PERSONS IN
THE MERGER."

PAYMENT FOR SHARES

    As promptly as possible after the effective time of the Merger, instructions will be furnished to holders of shares of Common Stock and Preferred Stock regarding procedures to be followed to surrender their certificates and receive payment for their shares. See "THE MERGER AGREEMENT--Payment for Shares."

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting by Meridian. See "ACCOUNTING TREATMENT."

FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the Merger will be treated as a taxable sale or exchange of the shares of Common Stock for cash by each holder of the Common Stock (including any holder of Dissenting Shares). The amount of gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by such shareholder in connection with the Merger for his or her shares of Common Stock (including Dissenting Shares) and such shareholder's tax basis in such shares of Common Stock at the Effective Time. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

DISSENTERS' RIGHTS

    Under the Minnesota Business Corporation Act (the "MBCA"), any holder of Common Stock who does not vote in favor of the Merger and who strictly complies with the procedural requirements of Section 302A.473 of the MBCA, the full text of which is attached as Exhibit C to this Proxy Statement, will have the right to object to the Merger Agreement and make written demand for the payment of "fair value" of such holder's shares of Common Stock. See "RIGHTS OF DISSENTING SHAREHOLDERS."

REGULATORY APPROVALS

    The prior approvals of insurance regulatory authorities in the states of Minnesota, Indiana and Ohio are required before the Merger may be consummated. There can be no assurance that such regulatory authorities will grant such approvals or as to the date of such regulatory approvals. For a discussion of the status of these regulatory approvals, see "REGULATORY APPROVALS--Approvals of State Insurance Regulatory Authorities." In addition, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission.
The Company and Meridian submitted the filings required under the HSR Act on May 1, 1996, and, on May 16, 1996, the Company was informed that such regulatory authorities had granted early termination of the Company's notice filed pursuant to the H-S-R Act.

THE COMPANY

    The Company is a regional insurance holding company formed in 1986 and headquartered in Minnesota. The Company, through its insurance company subsidiaries, Citizens Fund Insurance Company ("Citizens Fund") and Insurance Company of Ohio ("ICO"), together with Citizens Mutual, is engaged in the preferred risk property and casualty business.

    Citizens Mutual, Citizens Fund and ICO participate in a reinsurance pooling arrangement under which they combine all of their respective insurance business and Citizens Fund and ICO together assume 75% of the combined business. Citizens Mutual, Citizens Fund and ICO offer a broad line of personal and commercial property and casualty products. The personal insurance products offered include homeowner, automobile, tenant, inland marine and umbrella insurance, and the commercial insurance products offered include multi-peril, automobile, general liability, umbrella and workers' compensation insurance. These products are marketed in Minnesota, Wisconsin, Iowa, Ohio, North Dakota, South Dakota and Missouri through a network of approximately 510 independent agencies.

    The Company does not have any employees, and the services of Citizens Mutual's employees are provided to CSGI pursuant to a management services agreement.

    The principal executive office of the Company is located at 406 Main Street, Red Wing, Minnesota 55066, and the Company's telephone number is
(612) 388-7171.

MERIDIAN

    Meridian is a holding company principally engaged in the property and casualty insurance business through its wholly owned subsidiary, Meridian Security Insurance Company ("Meridian Security"). Meridian was organized in 1986 as a subsidiary of Meridian Mutual Insurance Company ("Meridian Mutual"), which currently owns approximately 46.5 % of Meridian's outstanding shares of Common Stock.

    Meridian Security writes personal and farm lines policies primarily in Indiana, Kentucky, Ohio, Tennessee and Wisconsin through approximately 400 independent insurance agencies. Meridian Mutual writes a broad line of commercial and personal property and casualty insurance in Illinois, Indiana, Iowa, Kentucky, Michigan, Ohio, Pennsylvania, Tennessee and Wisconsin through approximately 1,050 independent insurance agencies, some of which also solicit business for Meridian Security. Meridian Security and Meridian Mutual participate in a reinsurance pooling arrangement under which they combine all of their respective business.

     The principal executive office of Meridian is located at 2955 North Meridian Street, Indianapolis, Indiana 46206, and Meridian's telephone number is (317) 931-7000.

AFFILIATION OF CITIZENS MUTUAL WITH MERIDIAN

    In connection with the Merger, Meridian will affiliate with, and acquire control of, Citizens Mutual (the "Affiliation"). The Merger Agreement provides that, at the Effective Time, the Board of Directors of Citizens Mutual will be reconstituted so as to be comprised of the six current directors of Meridian Security, the current President of Citizens Mutual, and the current Vice President, Marketing of Citizens Mutual. The Merger Agreement also requires the business of Citizens Mutual, Citizens Fund and ICO to be pooled with the business of Meridian Mutual and Meridian Security pursuant to a Reinsurance Pooling Agreement. After the Merger, Meridian, Meridian Security, Meridian Mutual, Citizens Fund, ICO and Citizens Mutual will be jointly operated and managed by Meridian and its related companies under a Management Services Agreement. See "THE MERGER PROPOSAL--Affiliation of Citizens Mutual with Meridian."

COMPARATIVE MARKET PRICE DATA

    The Company's Common Stock is traded on the Nasdaq Small Cap Market under the symbol "CSGI." The following table sets forth the high and low bid prices per share of the Common Stock on the Nasdaq Small Cap Market for the periods indicated.

                                                  High      Low
                                                 ------   ------
    1993
         First Quarter ........................  $ 3.25   $ 3.13
         Second Quarter .......................    3.38     3.13
         Third Quarter ........................    3.25     3.25
         Fourth Quarter .......................    3.38     3.25

    1994
         First Quarter ........................  $ 3.25   $ 3.25
         Second Quarter .......................    4.13     3.25
         Third Quarter ........................    3.75     3.38
         Fourth Quarter .......................    3.50     3.25

    1995
         First Quarter ........................  $ 3.63   $ 3.13
         Second Quarter .......................    4.50     3.50
         Third Quarter ........................    4.50     4.25
         Fourth Quarter .......................    5.00     4.38

    1996
         First Quarter ........................  $12.00   $ 5.00
         Second Quarter........................
         Third Quarter (through July 2, 1996)


    On February 7, 1996, the last full day of trading prior to the announcement by the Company and Meridian of the Merger proposal, the reported high and low bid prices per share of Common Stock were $6.63 and $6.25, respectively. On March 21, 1996, the last full day of trading prior to the announcement by the Company that it had entered into the Merger Agreement with Meridian, such reported high and low bid prices per share of Common Stock were both $11.00. On July 2, 1996, the last full day of trading prior to the printing of this Proxy Statement, the reported high and low bid prices per share of Common Stock were $____________ and $_______________, respectively.

SELECTED CONSOLIDATED FINANCIAL DATA

    Set forth below is a summary of certain consolidated selected financial data with respect to the Company excerpted or derived from the information contained in the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994 and 1993, and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996 and March 31, 1995. More comprehensive financial information is included in such reports and other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information (including any related notes) contained therein. Such reports and other documents may be inspected and copies may be obtained from the offices of the Commission. See "AVAILABLE INFORMATION." In addition, copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarterly period ended
March 31, 1996 accompany each copy of this Proxy Statement being provided to shareholders.

                               Quarter     Quarter              For the Year Ended
                                Ended       Ended                    December 31,
                               March 31,   March 31,  -------------------------------------------
                                 1996        1995      1995     1994     1993     1992     1991
                               ---------   ---------  -------  -------  -------  -------  -------
                                           (in thousands, except per common share data)
STATEMENT OF
 OPERATIONS DATA:
 Premiums earned .............  $ 7,853     $ 7,735(1) $30,635(1) $27,349  $24,489  $24,288  $24,048
 Investment income, less
  related expenses ...........      628         609      2,452     2,194    1,953    2,002    2,093
 Realized gains (losses) on
  investments ................       (1)          9         77        (7)     606       39      998
 Total revenues ..............    8,630       8,491     33,729    30,046   27,443   26,697   27,458
 Losses and loss adjustment
  expenses incurred ..........    5,534       4,844     21,347    18,569   16,424   16,575   18,947
 Income (loss) before
  cumulative effect of
  accounting change ..........      322         797      1,441     1,382    1,464       80     (114)
 Cumulative effect of
  accounting change
  income tax .................       --          --         --        --       38       --       --
 Net Income (loss) ...........      322         797      1,441     1,382    1,502      801     (114)
BALANCE SHEET DATA
 (at period end):
 Total investments ...........  $39,070     $35,971    $39,276   $34,162  $35,370  $30,054  $34,859
 Insurance premiums
   receivable ................    8,286       7,297      8,323     7,238    5,992    5,220    5,053
 Total assets ................   59,547      55,895     61,291    54,602   52,613   46,997   47,338
 Reserves for losses and loss
  adjustment expenses ........   23,431      21,955     24,013    20,990   19,392   16,608   12,847
 Unearned premiums ...........   16,439      15,285     16,632    15,673   13,150   11,978   11,494
 Bank loan payable ...........      899       1,419        999     1,519    2,569    3,429    4,286
 Total liabilities ...........   42,767      40,838     44,324    41,053   38,080   34,777   36,154
 Shareholders' equity ........   16,780      15,057     16,967    13,549   14,532   12,220   11,185
PER SHARE DATA (2):
 Earnings (loss) per common
  share ......................      .13         .43        .64       .57      .52      .31     (.04)
 Cash dividends per
  common share ...............       --          --         --        --       --      .04      .08
 Shareholders' equity
  per common share
  (at period end) ............     7.33        6.43       7.58      5.52     4.99     4.20     4.36

- ---------------
(1) Premiums earned for the quarter ended March 31, 1995 and for the year ended December 31, 1995 were positively affected by a $592,398 refund of excess ceded premiums received from the Minnesota Workers' Compensation Reinsurance Association.

(2)      All per common share information for 1996, 1995 and 1994 reflects
         (i) a March 1994 corporate restructuring transaction in which the Company exchanged 1,250,000 shares of Preferred Stock for 1,250,000 shares of Common Stock previously held by Citizens Mutual and (ii) the deduction of cash dividends paid with respect to the Preferred Stock.

                             THE SPECIAL MEETING

GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for a Special Meeting of Shareholders to be held on July 31, 1996 at 9:00 a.m. local time at the offices of Dorsey & Whitney LLP, located on the 18th floor of the Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota, and at any adjournments thereof. Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting or any adjournment thereof in accordance with the terms of such proxies, unless such proxies are revoked. See "Proxies."

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company, the separate corporate existence of Merger Subsidiary will cease, and the Company will be the Surviving Corporation. At the Effective Time, each outstanding share of Common Stock (except Dissenting Shares) will be converted into the right to receive from Meridian $12.50 in cash, subject to reduction as described in the following paragraph. In addition, each share of Preferred Stock will be converted into the right to receive from Meridian $3.50 in cash, subject to reduction as described in the following paragraph. Holders of Dissenting Shares will be entitled to receive from the Surviving Corporation a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Sections 302A.471 and 302A.473 of the MBCA but, after the Effective Time, such shares will not represent any interest in the Surviving Corporation other than the right to receive such cash payment. See "RIGHTS OF DISSENTING SHAREHOLDERS." A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement.


    The amount to be received for each share of Common Stock and Preferred Stock is subject to reduction in the event that the Company's and Citizens Mutual's total out-of-pocket costs and expenses incurred in connection with the Merger and the Affiliation exceed $650,000. In the event such transaction expenses and costs exceed $650,000, the consideration to be received by Company shareholders will be adjusted such that (i) 85.1% of such transaction costs and expenses in excess of $650,000 will be subtracted from the total consideration otherwise payable to holders of the Common Stock ($24,957,312) and (ii) 14.9% of such excess transaction expenses and costs will be subtracted from the total consideration otherwise payable to Citizens Mutual as the sole holder of the Preferred Stock ($4,375,000). Through June 25, 1996, the Company's total out of pocket costs and expenses incurred in connection with the Merger and the Affiliation were $240,000. The Company anticipates that such costs and expenses through the Effective Time will be approximately $600,000. Accordingly, downward adjustments to the cash consideration payable by Meridian in the Merger for the Common Stock and Preferred Stock should not occur. If, however, in the unlikely event that such costs and expenses exceed $650,000 such that the amount payable for the Common Stock and the Preferred Stock in the Merger is less than $12.25 and $3.25, respectively, the Company will delay the Special Meeting and resolicit proxies from the Company's shareholders with respect to approval of the Merger.


    In addition to approval and adoption of the Merger Agreement and the transactions contemplated thereby, shareholders may be asked to approve a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. It is not anticipated that any other matters will be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion, unless such authority is withheld.

RECORD DATE; SHAREHOLDER APPROVAL

    Only holders of record of Common Stock and Preferred Stock at the close of business on June 21, 1996 are entitled to notice of and to vote at the Special Meeting. On that date, there were 1,701,585 shares of Common Stock and 1,250,000 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote
concerning all matters properly coming before the Special Meeting.   A
majority of the shares of each class of stock entitled to vote, represented in person or by proxy, will constitute a quorum with respect to such class. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum and will have the same
effect as a vote against the approval of the Merger.   Under the MBCA, the
holders of Preferred Stock and the holders of Common Stock vote as separate classes on the Merger Agreement. The Merger Agreement must be approved by the holders of at least a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock. Citizens Mutual, which is the owner of 19.8% of the issued and outstanding shares of Common Stock and all of the issued and outstanding Preferred Stock, currently intends to vote in favor of the approval and adoption of the Merger Agreement. Because Citizens Mutual owns substantially less than 50.0% of the outstanding shares of Common Stock, approval of the Merger is not assured as a result of the voting power held by Citizens Mutual. Pursuant to agreements dated as of March 20, 1996 with Meridian, Spencer A. Broughton, Chairman of the Board and Chief Executive Officer of the Company, and Scott S. Broughton, President, Chief Operating Officer and Chief Financial Officer of the Company, have agreed to vote a total of 112,470 shares of Common Stock, or 6.6% of the total outstanding shares of Common Stock, in favor of the Merger Agreement.

PROXIES

    Any Company shareholder entitled to vote at the Special Meeting may vote either in person or by duly authorized proxy. All shares of Common Stock and Preferred Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.

    A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

    Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Common Stock which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.


                             THE MERGER PROPOSAL

BACKGROUND OF THE MERGER PROPOSAL

    Since the Company's inception in 1986, the Board of Directors and management of CSGI have evaluated and considered various alternatives for maximizing shareholder value. The Board has long believed that the trading price of the Common Stock has not been reflective of the actual value of the Company. Until the public announcement of the Merger, the Common Stock trading price was consistently below the book value per share. The Company believes that the low market price for the Common Stock has been the result of several factors. First, CSGI is a small regional insurance company not well known in the financial markets, particularly outside the Midwest. Second, the number of shares of Common Stock in the public float is very limited. Third, the Common Stock, which is traded on the Nasdaq Small Cap Market, has historically been very thinly traded. Fourth, since the Company's initial public offering in 1986, the Company has had a very limited number of market makers and investment banking firms preparing research reports with respect to the Company. Fifth, in recent years, as the Company's premium volume has increased, its leverage ratios have become higher, hampering CSGI's ability to aggressively increase its revenues. The Company's leverage ratio has also increased because of ongoing cash dividends paid to the Company by Citizens Fund and ICO in order to provide the Company with funds to repay its bank loan obtained in 1989 to finance the acquisition of ICO. Although the Company has investigated various ways of raising new capital to improve its leverage ratio, the low trading price of the Common Stock has effectively prevented the Company from raising additional capital in the public equity markets. The Company's leverage ratio has been an increasing concern of its Board of Directors in recent years.

     In the past, the Company has taken steps to deal with these problems, including a corporate restructuring transaction in March 1994 in which the Company issued the Preferred Stock to Citizens Mutual in exchange for shares of Common Stock previously held by Citizens Mutual. The exchange transaction was intended to position the Company for a possible public offering of its Common Stock. The transaction had the effect of increasing the book value and earnings per share for the Common Stock, but did not have any significant effect on the trading price of the Common Stock. Accordingly, the public offering was not pursued because of the dilutive effect on outstanding shares of Common Stock.

    Since the exchange transaction, the Board of Directors of CSGI has continued to consider and evaluate other alternatives for increasing shareholder value. Senior management of the Company periodically has received overtures from larger insurance companies seeking to expand through acquisition. In August 1994, at the request of Allied Insurance Group, Inc., ("Allied") executive officers at the Company met with representatives of Allied to discuss Allied's interest in acquiring the Company. A similar meeting was held by the Company with representatives of the Argonaut Insurance Company in January 1996. No purchase price or other specific transaction terms were discussed at either of these meetings, and the Company did not have further discussions with these companies. In addition, the Company has on several occasions received unsolicited telephone calls or letters making general inquiry regarding the Company's interest in entering into a possible business combination. Because these inquiries were general, and did not include any specific transaction terms, the Company's management did not respond to them.


    While the Company's practice was not to encourage inquiries from prospective acquirors, continued analysis of the Company's strategic alternatives for maximizing shareholder value led the Board of Directors to view a sale of the Company as a possible means of achieving this goal. At a Board meeting held on November 2, 1995, management informed the Board that it had recently received several general inquiries from prospective buyers regarding the Company's interest in being acquired. At this meeting, after a thorough review of the Company's strategic alternatives, the Board concluded that the Company should more actively pursue a possible acquisition transaction, and instructed senior management to explore this alternative.


    On October 26, 1995, management of the Company was contacted by a representative of Philo Smith Capital Corporation, an investment banking firm specializing in the insurance industry ("Philo Smith"). Philo Smith did not present any specific proposed transaction but offered to arrange a meeting between representatives of the Company and Meridian to discuss the two companies' respective insurance operations. On November 6, 1995, representatives of the two companies met in Indianapolis, Indiana. Following this meeting, another meeting between representatives of CSGI and Meridian was held in Red Wing, Minnesota to further discuss the Company's business and operations. On December 15, 1995, the Company received a letter of intent (the "Letter of Intent") from Meridian proposing the acquisition of the Company by Meridian and the affiliation of Meridian with Citizens Mutual.
The initial Letter of Intent contemplated a merger of a Meridian subsidiary with the Company in which holders of Common Stock and Preferred Stock would receive approximately $11.70 and $3.50 per share (subject to certain possible adjustments), respectively, in cash from Meridian. The Letter of Intent was reviewed by senior management and legal counsel, and management discussed the Letter of Intent with the CSGI Board of Directors at a special meeting held December 21, 1995. The Board authorized management to continue discussions with Meridian and to begin negotiations regarding the terms of the Letter of Intent. At this meeting, the Board also authorized the Company to retain Goldsmith, Agio, Helms Securities, Inc. as CSGI's financial advisor with respect to the proposed Meridian transaction or other possible business combinations.

    Following the December 21, 1995 meeting of CSGI's Board of Directors, representatives of CSGI and Meridian continued their discussions and commenced negotiations regarding the terms of the Letter of Intent. These further discussions and negotiations resulted in a final Letter of Intent relating to a transaction in which holders of shares of Common Stock and Preferred Stock would receive $12.50 per share (the "Common Stock Merger Consideration") and $3.50 per share (subject to certain possible adjustments), respectively, in
cash from Meridian.   Representatives of the Company and Meridian also agreed
on various details concerning provisions for accelerated vesting of CSGI stock options, continued employment of Citizens Mutual employees following completion of the Merger, employment and consulting arrangements for certain senior executive officers of CSGI and other matters. The Letter of Intent also contemplated that a termination fee of $586,646 (plus transaction costs and expenses incurred by Meridian and its affiliates) would be paid to Meridian under certain circumstances. The final Letter of Intent was discussed with and approved by the Board of Directors of CSGI at a special meeting held on January 31, 1996 and February 1, 1996, and signed by the Company on February 1, 1996. The Letter of Intent provided that the Merger was subject to the negotiation and execution of a definitive acquisition agreement and related agreements, approval thereof by the Boards of Directors of CSGI and Meridian and by the shareholders of CSGI and the policyholders of Citizens Mutual, and receipt of certain regulatory approvals.

    Following announcement of the signing of the Letter of Intent on
February 8, 1996, the parties proceeded with the negotiation of the definitive
Merger Agreement and other related agreements.   A draft of the definitive
Merger Agreement was submitted to and approved by CSGI's Board of Directors on March 18, 1996, and the final Merger Agreement, dated as of March 20, 1996, was executed and delivered by the parties on March 22, 1996. A draft of the definitive Merger Agreement had been approved by the Board of Directors of Meridian on March 12, 1996.

RECOMMENDATION OF THE CSGI BOARD OF DIRECTORS


    On March 18, 1996, the Company's Board of Directors, by affirmative vote of all directors in attendance at a special board meeting held on March 18, 1996, determined that the transactions contemplated by the Merger Agreement are fair from a financial point of view to and in the best interests of the shareholders of CSGI, approved the Merger Agreement and resolved to recommend that the Company's shareholders approve the Merger Agreement.

    In arriving at its recommendation and determining that the Merger is fair to and in the best interests of shareholders of CSGI, the Board carefully considered the terms of the Merger at its meetings held on December 21, 1995, January 31, 1996 and February 1, 1996 and March 18, 1996. As part of this process, the Board considered the advice and assistance of its outside financial and legal advisors and management regarding fairness to the shareholders of CSGI of the terms of the Merger Agreement and management's advice regarding the business reasons that favored approval of the Merger. Among the principal factors considered by the Board of Directors of CSGI were the following:

         (a) The fact that the Common Stock Merger Consideration of $12.50 per share represents a premium of approximately 88.5% over the $6.63 high bid price per share on January 31, 1996 and approximately 94.4% over CSGI's $6.43 book value per share on December 31, 1995, and a multiple of 29 times CSGI's $.43 earnings per share of Common Stock for the fiscal year ended December 31, 1995, all of which compared favorably to other recent acquisitions of property and casualty insurance companies.

         (b) The conditions, prospects and strategic direction of the Company's business, including the Company's increasing inability to significantly increase revenues due to its high leverage ratio and its inability to raise capital in the public equity markets. (See "Background of the Merger Proposal").

         (c) The fact that, despite the period of time between the public announcement of the execution of the Letter of Intent and the execution of the Merger Agreement, no other offer was submitted to acquire CSGI.

         (d) The various background data and analyses thereof reviewed by CSGI's outside financial and legal advisors and management with the Board of Directors as well as the opinion of GAHS that the consideration to be received by the holders of Common Stock and Preferred Stock in the Merger is fair to such shareholders (See "Opinion of Financial Advisor").

         (e) The fact that Citizens Mutual, the holder of 19.8% of the outstanding shares of Common Stock and all of the outstanding shares of Preferred Stock, would realize a significant increase in the value of its invested assets and its surplus and be given an opportunity to significantly diversify its investment portfolio as a result of the Merger.

         (f) Meridian's willingness to commit that it would maintain significant insurance operations and employees in Red Wing, Minnesota through at least December 31, 1999.

         (g) Meridian's agreements regarding continued employment of and benefits for employees of Citizens Mutual.

         (h) Meridian's reputation in the property and casualty industry and the expectation that CSGI's independent agents would be well served by Meridian after the completion of the Merger.

         (i) The expectation that CSGI's independent agents will have a broader line of insurance products to sell after completion of the Merger.

         (j) The terms and conditions of the Merger Agreement, and related agreements and the likelihood that the conditions to the Merger would be satisfied.

         (k)  The willingness of management of CSGI to support the Merger.

    In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions.

    The background data and analyses reviewed with the Board of Directors included (i) consolidated income statement and balance sheet data for CSGI for each of its fiscal years in the five-year period ended December 31, 1995 and estimated data for its fiscal year ending December 31, 1996 based on management's projections for such fiscal year, (ii) data with respect to the trading price of the Common Stock from January 28, 1994 through January 28, 1996, (iii) comparisons of the trading prices of Company's Common Stock to the trading prices of Common Stock of other similar insurance holding companies,
(iv) valuation summaries comparing the Company's price multiples and annual sales and operating income to those of similar insurance holding companies,
(v) comparisons of certain recent acquisitions of companies (vi) trading values of certain property and casualty insurance companies, (vii) analyses of the Common Stock Merger Consideration as a multiple of historical fiscal year 1995 and projected fiscal year 1996 revenues, operating earnings of Common Stock, and as a multiple of the Company's recent market price per share and December 31, 1995 book value per share of Common Stock, and (viii) analyses of the trading prices of publicly traded preferred stocks with rights and preferences similar to the Preferred Stock.

    The directors evaluated the factors described above in light of their knowledge of the business and operations of the Company, and their business judgment, and concluded that the $12.50 and $3.50 per share in cash to be received by the holders of Common Stock and Preferred Stock, respectively, in the Merger was preferable to such holders retaining their current interest in the Company. In this regard, the Board placed special emphasis on its belief that the terms of the Merger Agreement are fair to and in the best interests of the holders of Common Stock and Preferred Stock.


    If the Merger is not approved by the Company's shareholders, and the Merger does not occur, the Company will continue its current operations as an independent insurance holding company. However, for the reasons discussed above (including the Company's high leverage ratio), the Company may continue to seek a business combination with a larger insurance company group.

OPINION OF FINANCIAL ADVISOR

         CSGI has retained GAHS to act as its exclusive financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock and Preferred Stock of the consideration to be received by such shareholders for their shares in the Merger. GAHS rendered its written opinion dated March 18, 1996 to the Board of Directors of CSGI that, as of such date, the consideration that the holders of Common Stock will receive pursuant to the Merger is fair to such holders from a financial point of view, and that, as of such date, the consideration that the holder of the Preferred Stock will receive pursuant to the Merger is fair to such holder from a financial point of view.

         A copy of GAHS's written opinion dated March 18, 1996, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations of the review undertaken, is attached as Exhibit B to this Proxy Statement and is considered a part of this discussion. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. The limitations of the review undertaken by GAHS and the material assumptions made, procedures followed and matters considered by GAHS in the course of that review are summarized in the following paragraphs.

         For purposes of its opinion, GAHS, among other things, reviewed the Merger Agreement; reviewed certain publicly available business and financial information concerning CSGI and Meridian; reviewed certain financial analyses and other business information furnished to it by CSGI; reviewed the reported prices and trading activity for the Common Stock; compared the reported prices for the Common Stock and certain financial information for CSGI to similar information for certain other companies engaged in businesses considered by GAHS to be comparable to that of CSGI; reviewed the financial terms, to the extent publicly available, of transactions considered by GAHS to be similar in whole or in part to the Merger; reviewed the reported prices for publicly traded preferred stocks that GAHS considered comparable to the Preferred Stock; reviewed the interest-rate environment for United States Treasury securities; visited the facilities of CSGI and Meridian; and held discussions with members of senior management of CSGI and Meridian regarding the business and prospects of their companies. No limitations were imposed on GAHS by CSGI with respect to the scope of GAHS's investigation.

         As set forth in its opinion, GAHS assumed and relied upon, and did not independently verify, the accuracy, completeness and fairness of the financial and other information described above. GAHS did not make an independent evaluation or appraisal of the assets and liabilities of CSGI, nor was it furnished with any such appraisals or valuations, and GAHS expressed no opinion regarding the liquidation value of CSGI. In addition, GAHS relied upon the management of CSGI as to the reasonableness and achievability of the financial and operating prospects (and the assumptions and bases therefor) provided to GAHS, and assumed that such information reflected the best currently available information, estimates and judgments of such management as to the likely future financial performance of CSGI. GAHS's opinion is based on financial, economic and other considerations as they existed and could be evaluated as of the date hereof. Events occurring after the date of the opinion, including events specific to CSGI or events relating to general market, economic, financial, interest rate or other conditions, may materially alter the factors underlying the analyses used in arriving at the GAHS opinion. In addition, GAHS's opinion is directed only to the consideration that holders of Common Stock and the holder of the Preferred Stock will receive pursuant to the Merger, and no opinion is expressed as to any other consideration.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, in arriving at its opinion, GAHS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in GAHS's analyses is identical to CSGI or the Merger. Accordingly, the analyses performed by GAHS were not purely mathematical; rather, they involved complex considerations and judgments concerning differences between the financial and operating characteristics of CSGI and the financial and operating characteristics of the companies to which CSGI was compared. As a result, GAHS believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create a misleading or incomplete view of the process underlying GAHS's analyses. The analyses performed by GAHS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold, nor should they be considered predictions of future stock prices.

         GAHS reviewed the performance of the per share market prices and daily trading volumes of the Common Stock over the two-year period ended March 15, 1996. GAHS noted that, for the two-year period ended March 15, 1996, the average closing price for the Common Stock was approximately $4.50 per share and the average daily trading volume for Common Stock was approximately 19,079 shares. GAHS also noted that the average closing price for CSGI Common Stock during the 10-day trading period ended February 7, 1996 (the last full day of trading prior to the public announcement of the Merger) was approximately $6.18 per share and that the average daily trading volume for CSGI Common Stock was approximately 22,600 shares.

         GAHS reviewed a broad range of publicly traded companies GAHS believes have businesses that are generally comparable to the businesses of CSGI. CSGI was compared to this group of publicly traded companies so that an assessment of CSGI's trading-volume and stock-price history could be made. Based upon this review, GAHS selected a group of property and casualty insurance companies ("Comparable P/C Group") that it believed to be closely comparable to CSGI, and compared certain historical financial statement and trading market data, and revenue, operating income, net income, asset and book value measures, for the Comparable P/C Group and CSGI. GAHS also compared various multiples and ratios of income statement categories and historical balance sheet figures for the Comparable P/C Group. Such data and ratios included market capitalization (defined to be the market value of common stock plus the liquidation value of preferred stock and the principal amount of debt) to historical revenue, market capitalization to historical assets, market capitalization to historical operating income (defined as earnings before interest and taxes), market equity capitalization (defined to be the market value of total outstanding shares of common stock) to historical net income, market equity capitalization to historical book value and market equity capitalization to projected net income (where such projections were available) (together, the "Six Valuation Categories").

         The Comparable P/C Group reviewed by GAHS in conjunction with its analysis of CSGI included ALLIED Group, Inc., Donegal Group, Inc., EMC Insurance Group, First Central Financial Corporation, Harleysville Group Inc., Meridian and Penn-America Group, Inc. These companies engaged in the underwriting of property and casualty insurance.

         The multiples and ratios referred to above were applied to historical and projected financial information for CSGI, which information was adjusted to exclude from consideration, for analytical purposes only, the $592,398 refund to excess ceded premiums received by CSGI from the Minnesota Workers' Compensation Reinsurance Association, which refund was received during the first quarter of fiscal 1995. This refund accounted for net income of approximately $410,000 for CSGI during fiscal 1995. An adjustment was also made, again for analytical purposes only, to reflect the estimated impact on CSGI's balance sheet of the anticipated exercise on or prior to the Effective Date of outstanding stock options to purchase 335,000 shares of Common
Stock for approximately $1.1 million. These adjustments were made by GAHS to establish historical financial results that, in the opinion of GAHS, more accurately reflect CSGI's performance on a going-forward basis for analytical purposes. GAHS then determined that the median multiple of last-twelve-months ("LTM") revenues for the Comparable P/C Group was .81, that the median multiple of LTM assets was .34, that the median multiple of LTM Operating Income was 6.4, that the median multiple of LTM net income was 8.2, that the median multiple of LTM book value was 1.06, and that the median multiple of next-fiscal-year ("NFY") projected net income was 8.4. GAHS also determined the high and low multiples for the Comparable P/C Group for each valuation-multiple category, and concluded that the multiple range for LTM revenues was .62 to 1.22, that the multiple range for LTM assets was .25 to
 .67, that the multiple range for LTM operating income was 4.8 to 9.0, that the multiple range for LTM net income was 6.1 to 9.1, that the multiple range for LTM book value was .85 to 1.90, and that the multiple range for NFY projected net income was 7.2 to 8.9.

         Based on the cash consideration of $12.50 per share Common Stock Merger Consideration, and assuming all outstanding stock options to purchase Common Stock are exercised on or prior to the Effective Date, GAHS calculated CSGI's market equity capitalization to be approximately $25.0 million on a fully diluted basis. At this equity value, CSGI's implied multiple of LTM revenues was .92, as compared with a range of .62 to 1.22 for the Comparable P/C Group; its implied multiple of LTM assets was .49, as compared with a range of .25 to .67 for the Comparable P/C Group; its implied multiple of LTM book value was 1.83, as compared with a range of .85 to 1.90 for the Comparable P/C Group; its implied multiple of LTM net income was 31.2, as compared with a range of 6.1 to 9.1 for the Comparable P/C Group; its implied multiple of LTM operating income was 20.0, as compared with a range of 4.8 to 9.0 for the Comparable P/C; and its implied multiple of NFY projected net income was 11.0, as compared with a range of 7.2 to 8.9 for the Comparable P/C.

         GAHS then calculated aggregate equity values for CSGI by applying CSGI's actual and certain forecasted financial results provided by CSGI management (which may or may not be indicative of actual future results) to the multiples derived from its analyses of the Comparable P/C Group described above (any value derived from the analyses of the Comparable P/C Group being referred to herein as the "Implied Equity Value"). Based upon the low, median and high multiples of each of the Six Valuation Categories, GAHS calculated Implied Equity Values for CSGI for a total of 18 Implied
Equity Values for CSGI. From this matrix of Implied Equity Values for CSGI, GAHS then calculated a mean and a median Implied Equity Value for CSGI based upon the low values of the Six Valuation Categories, the median values of the Six Valuation Categories and the high values of the Six Valuation Categories.
 The Implied Equity Value for CSGI ranged from $9.9 million (based on the mean of the Six Valuation Categories on the low end of each valuation range) to $23.4 million (based on the median of the Six Valuation Categories on the high end of each valuation range). The Implied Equity Value for CSGI based on the median of the Six Valuation Categories on the low end of each of the Six Valuation Categories was $10.5 million; and the Implied Equity Value for CSGI based on the mean of the Six Valuation Categories on the high end of each of the Six Valuation Categories was $21.8 million. The Implied Equity Value for CSGI based on the median of each of the Six Valuation Categories was $14.5 million when calculated as the median of the Six Valuation Categories and $13.3 million when calculated as the mean of the Six Valuation Categories.

         GAHS then analyzed the relationship between the Implied Equity Values of CSGI with the $12.50 per share Common Stock Merger Consideration. At the low end of the Implied Equity Value range for CSGI, the Common Stock Merger Consideration represents a premium, calculated on an arithmetic basis, of 158.8%. At the high end of the Implied Equity Value range for CSGI, this premium equals 9.3%. GAHS then analyzed the relationship between the closing price for the Common Stock one week and four weeks prior to the public announcement of the Merger and the proposed Common Stock Merger Consideration. The closing price for the Common Stock one week prior to the public announcement of the proposed Merger was $6.00 per share; and the closing price for the Common Stock four weeks prior to the public announcement of the proposed Merger was $5.00 per share. At these prices for the Common Stock, the Common Stock Merger

Consideration price represents a premium of 108.3% and 150.0%, respectively.

         GAHS also reviewed publicly available information on certain merger and acquisition transactions involving the acquisition of all or part of certain property and casualty, health and related insurance companies. The analysis included 32 such transactions announced from July 1992 through December 1995 involving the acquisition or merger of a publicly held target. In examining these transactions, GAHS analyzed the change in each target company's stock price following the announcement that the company was being acquired (such change in stock price being referred to herein as the "Control Premium").

         The transactions analyzed included the following (listed by acquiror and target): BLV Acquisition Corp./Belvedere Corp.; Citizens Inc./First Centennial Corp.; Selective Insurance Group, Inc./Niagara Exchange Corp.; American Financial Corp./STI Group Inc.; Leucadia National Corp./PHLCORP Inc.; UNUM Corp./Colonial Cos. Inc.; United Insurance Cos./Southern Educators Life Insurance Co.; Investors/TIG Holdings Inc.; Shareholders/First Colony Corp.; LMI Insurance Co./ARI Holdings Inc.; Primerica Corp./Travelers Corp.; Wellpoint Health Networks Inc./UniCare Financial Corp.; Liberty Corp./North American National Corp.; Conseco Capital Partners II L.P./Statesman Group Inc.; Torchmark Corp./American Income Holdings; NWNL Cos. Inc./USLICO Corp.; Zurich Reinsurance Centre/RE Capital Corp.; CNA Financial Corp. (Loews Corp.)/Continental Corp.; USF&G Corp./Victoria Financial Corp.; Beverly Enterprises Inc./Pharmacy Management Services; Shareholders/Allstate Corp. (Sears Roebuck); Conseco Inc./CCP Insurance Inc.; Citizens Inc./American Liberty Financial; Investors/Prudential Reinsurance Holdings; Unitrin Inc./Milwaukee Insurance Group Inc.; Humana Inc./Emphesys Financial Group Inc.; First Financial Management/Employee Benefits Plans Inc.; Sierra Health Services Inc./CII Financial Inc.; American Annuity Group Inc./Laurentian Capital Corp.; Shareholders/ITT Hartford Group Inc.; Financial Security Assurance Holdings/Capital Guaranty Corp.; SCOR/SCOR US Corp. (SCOR SA). The mean Control Premium in the foregoing transactions was 29.5%, based on the target companies' stock prices one week prior to the announcement of their respective transactions, and was 36.8% based on the target companies' stock prices four weeks prior to the announcement of their respective transactions. The median Control Premiums were 31.2% and 37.4%, respectively. These Control Premiums compare with the implied Control Premiums offered in the Merger of 9.3% at the high end of the Implied Equity Value range for CSGI and 158.8% at the low end of the Implied Equity Value range for CSGI, and with the implied Control Premiums offered in the merger of 108.3% based on the closing price for the Common Stock one week prior to the public announcement of the proposed Merger and 150.0% based on the closing price for the Common Stock four weeks prior to the public announcement of the proposed Merger.

         The Preferred Stock has a par value of $3.50 per share and a liquidation value per share equal to such amount. GAHS reviewed a broad range of publicly traded preferred stocks that have characteristics that are generally comparable to the characteristics of the Preferred Stock. The analysis included 37 such preferred stocks issued by 31 different companies. In examining these securities, GAHS analyzed the change in each preferred stock's price from March 10, 1994 (the date on which the Preferred Stock was issued at par) to March 1, 1996, the date on which this analysis was undertaken (such change in the comparable preferred stock price being referred to as the "Price Movement").

         The preferred stocks analyzed were also reviewed as part of the analysis undertaken by GAHS in March 1994, when CSGI issued the Preferred Stock in exchange for 1,250,000 shares of Common Stock then held by Citizens Mutual Company and retained GAHS to render an opinion as to the fairness, from a financial point of view, to CSGI of the stock consideration to be issued by CSGI in the transaction. These preferred stocks include the following (listed by issuer and ticker symbol): Ahmanson/AHM-C; Alabama Power/ALP-A; Bank United Texas/BKU-A; Chase Manhattan/CMB-K; Citicorp/CCI-D; Cleveland Electric/CVX-T; Coastal Corp./CGP-H; Comdisco/CDO-B; Commonwealth Edison/CWE-E; Commonwealth Edison/CWE-I; Dial Corp./DL; Duquesne Light Co./DQU-A; Fleet Financial Group/FLT-C; General Motors/GM-G; General Motors/GM-D; Great Western

Financial/GWF-A; Gulf States Utility/GSU; Household International/HI-X; James River/JR-O; Jersey Central Power/JYP-E; Long Island Lighting/LIL-A; Long Island Lighting/LIL-C; Long Island Lighting/LIL-Q; Louisiana Power & Light/LPL-A; Mellon Bank/MEL-J; Mellon Bank/MEL-K; Ohio Edison/OEC-M; Public Service Co. of Colorado/PSR-B; Public Service E&G/PEG-J; Sears Roebuck/S-A; Tejas Gas Corp./TEJ-A; Toledo Edison/TED-F; Utilicorp United Inc./UCU-A; Wells Fargo/WFC-D; Wells Fargo/WFC-C; Western Gas Resources/WGR; Williams Companies/WMB-A. The mean Price Movement among the foregoing preferred stocks was negative 2.15%, and the median Price Movement was negative 2.23%.

         The Preferred Stock was issued at its par value of $3.50 per share on March 31, 1994. The above analysis of publicly traded preferred stocks suggests that the value of the Preferred Stock has declined since such date. Accordingly, the analysis indicates that the $3.50 per share to be paid for the Preferred Stock in the Merger exceeds the current fair market value thereof. Prevailing interest rates with respect to T-Bills and T-Notes have a direct effect on the price of fixed income securities, and the fair market value of fixed coupon, nonconvertible preferred stocks (including the Preferred Stock) in such interest rates in inversely related to positive movements in interest rates. From March 10, 1994, to March 14, 1996, interest rates as measured by the yield on T-Bills and T-Notes increased. GAHS also analyzed the yields on United States Treasury bills ("T-Bills") and United States Treasury notes ("T-Notes") as of March 10, 1994 and March 14, 1996. The yield on 91-day T-Bills increased from 3.50% on March 10, 1994 to 4.98% on March 14, 1996, the yield on 182-day T-Bills increased from 3.79% to 4.96% during this period, the yield on one-year T-Notes increased from 4.11% to 5.11% during this period, the yield on two-year T-Notes increased from 4.94% to 5.72% during this period, the yield on three-year T-Notes increased from 5.34% to 5.85% during this period, and the yield on seven-year T-Notes increased from 6.09% to 6.27% during this period.

         Although GAHS has advised CSGI throughout the Merger negotiations and has delivered to the CSGI Board of Directors an opinion as the fairness, from a financial point of view, of the consideration to be received by holders of Common Stock for their shares in the proposed Merger, and of the consideration to be received by the holder of the shares of Preferred Stock for its Preferred shares in the proposed Merger, GAHS did not recommend to CSGI that any specific figure constituted the appropriate per-share price to be paid for the Common Stock or the Preferred Stock in connection with the Merger. Rather, the per-share price to be paid to holders of Common and Preferred Stock pursuant to the Merger Agreement was determined through negotiations between members of the senior management of CSGI and Meridian.

         GAHS is a nationally recognized investment banking firm and, as a part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructuring, strategic alliances, private placements and valuations for corporate and other purposes.

         Pursuant to the terms of an engagement letter dated March 6, 1996, CSGI agreed to pay GAHS a fee of $125,000 for the delivery of a fairness opinion to the CSGI Board of Directors. One-half of this fee was paid on March 18, 1996, and one-half will be paid at the closing of the Merger. In addition, CSGI (other engagement letter) agreed to reimburse GAHS for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, and to indemnify GAHS against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws. In addition, pursuant to an engagement letter effective
June 27, 1996 relating to GAHS's fairness opinion, the Company agreed to indemnify GAHS against certain liabilities relating to or arising out of the fairness opinion. CSGI has also agreed to pay to GAHS a transaction fee of $125,000 for acting as its exclusive agent to assist it with the Merger
(which fee is in addition to the $125,000 to be paid to GAHS for its fairness opinion). Such transaction fee is contingent upon the consummation of the Merger. (Pursuant to the engagement letter, CSGI has agreed to indemnify GAHS and to reimburse GAHS for certain out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel, regardless of whether the Merger is consummated.)

         Terry A. Lynner, a member of the CSGI Board of Directors, is a Principal of GAHS, its Secretary and a member of its Board of Directors. GAHS previously has provided financial advisory services to CSGI and received fees therefor.

         GAHS acted as the Company's financial advisor in connection with the transaction in which the Company exchanged 1,250,000 shares of Preferred Stock for the same number of shares of Common Stock previously issued to Citizens Mutual. Total fees and expenses paid by the Company to GAHS in connection with this transaction were $73,300. In addition, during the period from 1991 to 1994, GAHS provided other miscellaneous financial advisory services to the Company and received total fees therefore of approximately $28,000.

         The Board of Directors of the Company believes that the terms pursuant to which GAHS was retained as financial advisor by the Company are as fair to the Company as could have been obtained from unaffiliated investment banking firms. Management of the Company recommended to the Board of Directors that it engage GAHS as the Company's financial advisor because of GAHS's significant experience in valuing businesses and their securities in connection with mergers and acquisitions. Although the Board considered retaining another investment banking firm as the Company's financial advisor, the Board determined that, in view of its high level of satisfaction with the financial advisory services previously provided by GAHS and GAHS's existing familiarity with the Company, its business, financial condition and results of operations, the Company should retain GAHS as its financial advisor in connection with the Merger.

PURPOSE AND STRUCTURE OF THE MERGER

    The purpose of the Merger is for Meridian to acquire the entire equity interest in CSGI. The acquisition of the entire equity interest in CSGI has been structured as a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the shareholders of the Company to Meridian and to provide the shareholders of the Company with cash for all their shares. The Merger Agreement provides that the directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

AFFILIATION OF CITIZENS MUTUAL WITH MERIDIAN

    In connection with the Merger, Meridian will affiliate with, and acquire control of, Citizens Mutual. The Merger Agreement provides that, at the Effective Time, the Board of Directors of Citizens Mutual will be reconstituted so as to be comprised of the six current directors of Meridian Security, plus Scott S. Broughton, the current President, Chief Operating Office and Chief Financial Office of CSGI, and William J. Haaland, the current Vice President, Marketing of CSGI. As a result of these changes in Citizens Mutual's Board, Meridian will acquire control of Citizens Mutual.

    The Merger Agreement also provides for the reconstitution of the Boards of Directors of Citizens Fund, ICO and Mississippi Valley Corporation, a wholly owned non-insurance subsidiary of Citizens Mutual ("Mississippi Valley"), as of the Effective Time. The Board of Directors of each of Citizens Fund and ICO shall consist of the six current directors of Meridian Security and Messrs. Scott S. Broughton and Haaland, and the Board of Directors of Mississippi Valley shall consist of such persons as may be designated by Meridian not less than five days prior to the closing of the Merger. In addition, the Merger Agreement requires that each officer of Citizens Mutual, Citizens Fund and ICO shall have tendered his or her resignation as an officer, effective as of the Effective Time, and arrangements reasonably satisfactory to Meridian shall have been made providing for the appointment of the Chief Executive Officer of Meridian as the Chairman of the Board, President and Chief Executive Officer of each such company. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Meridian Directorships." The Merger Agreement also requires that each officer of CSGI and Mississippi Valley shall have tendered his or her resignation as an officer, effective as of the Effective Time. To ensure continuity of operations following the Merger, the Merger Agreement provides that Mr. Spencer A. Broughton will enter into a Consulting Services Agreement with Meridian, and that Mr. Scott S. Broughton will enter into an Employment Agreement with Meridian. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Consulting Agreement and Related Meridian Stock Option" and "--Employment Agreement and Related Meridian Stock Option."

    CSGI, Citizens Mutual, Citizens Fund, ICO and Mississippi Valley (collectively, the "Citizens Companies") currently are jointly operated and managed under a Management Services Agreement among such companies. The Merger Agreement provides that Citizens Mutual, Citizens Fund, ICO and Mississippi Valley will be jointly managed and operated with Meridian and its affiliated companies after the Effective Time pursuant to the Management Services Agreement (the "Management Services Agreement") among such companies. The Management Services Agreement will provide Citizens Mutual, Citizens Fund, ICO and Mississippi Valley with access to Meridian Mutual's executive, managerial, administrative and other employees, along with use of Meridian Mutual's data processing services. The Merger Agreement also requires Meridian Mutual, Meridian Security, Citizens Mutual, Citizens Fund and ICO to enter into a Reinsurance Pooling Agreement (the "Reinsurance Pooling Agreement") pursuant to which the insurance business of such companies will be pooled with the business of Meridian Mutual and Meridian Security.

                 INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the management and the Boards of Directors of the Company have certain interests in the Merger in addition to the interests of shareholders of the Company generally. In connection with the Board of Directors' determination that the Merger is fair to the Company's shareholders, the Board carefully considered conflict of interest issues relating to the proposed agreements between Meridian and certain members of management and the Board described below.

CONSULTING AGREEMENT AND RELATED MERIDIAN STOCK OPTION

    In connection with the Merger, Spencer A. Broughton, Chairman of the Board, Chief Executive Officer and a director of CSGI, will enter into a Consulting Services Agreement (the "Consulting Agreement") with Meridian at the Effective Time. Under the Consulting Agreement, Mr. Spencer A. Broughton will provide consulting services to Meridian in connection with the management and operations of the Company, Citizens Mutual, Citizens Fund and ICO, the integration of such companies with Meridian, such companies' relationships with employees, agents, lenders and regulators and such other matters as may be requested by Meridian.

    Mr. Spencer A. Broughton will receive $225,000 annually as compensation for his services under the Consulting Agreement, which will terminate on December 31, 1999. In the event that Mr. Spencer A. Broughton dies or becomes disabled during the term of the Consulting Agreement, he or his estate and heirs will be entitled to continue receiving compensation thereunder.

    In connection with the Consulting Agreement, Mr. Spencer A. Broughton and Meridian will also enter into a Stock Option Agreement (the "Chairman's Stock Option Agreement") at the Effective Time. Under the Chairman's Stock Option Agreement, Mr. Spencer A. Broughton will receive an option to purchase up to 20,000 shares of the Common Stock of Meridian at the price of $14.125 (the last reported sale price per share of Meridian Common Stock on February 7, 1996 (the last full day of trading of the Meridian Common Stock prior to the public announcement of the Merger), subject to adjustment in case of a subdivision or combination of Meridian's Common Stock or a reorganization, reclassification, consolidation, merger or sale of Meridian. The option will become exercisable in equal installments over four years beginning on the first anniversary date of the Chairman's Stock Option Agreement and will expire on the earlier of the date 90 days after Mr. Spencer A. Broughton's death or the date 10 years after the Effective Time. The option is not transferable, except to Mr. Spencer A. Broughton's estate or heirs upon his death.

EMPLOYMENT AGREEMENT AND RELATED MERIDIAN STOCK OPTION

    In connection with the Merger, Scott S. Broughton, President, Chief Operating Officer, Chief Financial Officer and a director of CSGI, will enter into an Employment Agreement (the "Employment Agreement") with Meridian and Citizens Mutual. Under the Employment Agreement, Mr. Scott S. Broughton will be employed by Meridian and Citizens Mutual to assist in the management and operations of the Company, Citizens Mutual, Citizens Fund and ICO, the integration of such companies with Meridian, such companies' relations with employees, agents, lenders and regulators and such other matters as may be requested by Citizens Mutual and Meridian.

    As compensation for services under the Employment Agreement, Mr. Scott S. Broughton will receive compensation of $175,000 annually throughout the term of the Employment Agreement, and the same employee and fringe benefits as he currently receives from Citizens Mutual for a period ending on the earlier of the date of one year after the Effective Time or the Operational Date (as defined below). In the event that Mr. Scott S. Broughton becomes disabled or dies during the term of the Employment Agreement, he or his estate or heirs will be entitled to continue receiving payments thereunder for the remaining term of the Employment Agreement.

    The Employment Agreement will terminate on the earlier of the date five years after the Effective Date or the date on which VIS'N, Inc., a company to be organized by Mr. Scott S. Broughton and Kirk D. Simmons, Vice President, Insurance Services of the Company, that will provide data processing, agency automation and claims services to the Citizens Companies, is able to perform such services (the "Operational Date"). If the Employment Agreement terminates on the Operational Date, Mr. Scott S. Broughton and Meridian shall immediately enter into a Consulting Services Agreement, which provides for substantially the same duties and compensation as the Employment Agreement.

    In connection with the Employment Agreement, Mr. Scott S. Broughton and Meridian will enter into a Stock Option Agreement (the "President's Stock Option Agreement") at the Effective Time. Under the President's Stock Option Agreement, Mr. Scott S. Broughton will receive an option to purchase up to 20,000 shares of the Common Stock of Meridian at the price of $14.125, subject to adjustment in case of a subdivision or combination of Meridian's Common Stock or a reorganization, reclassification, consolidation, merger or sale of Meridian. The option will become exercisable over four years beginning on the first anniversary of the President's Stock Option Agreement and terminate on the earlier of 90 days after the death of Mr. Scott S. Broughton or the date 10 years after the Effective Time. The option is not transferable, except to Mr. Scott A. Broughton's heirs or estate upon his death.

CSGI STOCK OPTIONS

    In accordance with the Merger Agreement, the unvested portion of each CSGI stock option issued under the Company's 1986 Stock Option Plan (the "Employee Option Plan") and its Nonemployee Director Stock Option Plan (the "Director Option Plan") and outstanding at the Effective Time will be accelerated such that all shares of Common Stock covered by each such option will be fully exercisable immediately prior to the Effective Time.

    As of the date hereof, CSGI stock options covering a total of _______ shares of Common Stock with exercise prices ranging from $______ to $_____ per shares were outstanding under the Employee Option Plan, of which options covering a total of ______ shares were vested and options covering a total of _____ shares were unvested. The sum of the "Spreads" (as defined below) for all such vested stock options is $______ and for all such unvested stock options is $______. As used herein, the Spread means for each option an amount equal to the difference between $12.50 and the exercise price of such option. All of the options outstanding under the Employee Option Plan are held by executive officers of the Company. The sum of the Spreads for the vested stock option held by Messrs. Spencer A. Broughton and Scott S. Broughton is $______ and $_____, respectively, and the sum of the Spreads for the unvested stock options held by Messrs. Spencer A. Broughton and Scott S. Broughton is $_____ and $_____, respectively.

    As of the date hereof, CSGI stock options covering a total of 40,000 shares of Common Stock with exercise prices ranging from $3.13 to $4.00 per share were outstanding under the Director Option Plan, all of which were vested. The sum of the Spreads for such stock options is $353,700.

EMPLOYEE STOCK OWNERSHIP PLAN

    Citizens Mutual currently maintains an Employee Stock Ownership Plan (the "ESOP") for the benefit of its employees. In accordance with the Merger Agreement, the ESOP will be terminated as of the Effective Time and the cash received by the ESOP trustee in the Merger with respect to the ______ unallocated shares of Common Stock held in the ESOP will be used first to repay the ESOP loan principal and interest ($______) and the balance of $______ will be allocated to the accounts of participants and rolled-over to other participant retirement plans or distributed to participants as soon as practicable after the Effective Date.

EMPLOYMENT ARRANGEMENTS AND EMPLOYEE BENEFITS

    Pursuant to the Merger Agreement, Meridian has agreed to offer 30 employees of Citizens Mutual continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (at not less than their current cash compensation levels) until the earlier of (i) the date on which such employees are offered employment with VIS'N or (ii) the first anniversary date of the date of the Closing of the Merger. The employment of such employees may not be terminated prior to such date, except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies or misconduct. Kirk D. Simmons, Vice President, Insurance Services of CSGI, is covered by this agreement.

    Pursuant to the Merger Agreement, Meridian has agreed to offer 66 employees of Citizens Mutual continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (at not less than their current cash compensation levels) until December 31, 1997. The employment of such employees may not be terminated prior to such date, except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies or misconduct. Jerald K. Olson, Vice President, Peoples Services, of CSGI and Secretary of Citizens Mutual, is covered by this agreement.

    Pursuant to the Merger Agreement, Meridian has agreed to offer three employees of Citizens Mutual continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (at not less than their current cash compensation levels) until December 31, 1998. The employment of such employees may not be terminated, except for failure to make reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies, or misconduct.
William J. Haaland, Vice President, Marketing of CSGI , Mary B. Plein, Vice President, Financial Services and Treasurer of CSGI, and Bruce A. Tollefson, Vice President, Product Services of CSGI, are covered by this agreement.

    Pursuant to the Merger Agreement, Meridian has agreed that if any of four employees of Citizens Mutual not covered by the agreements described above are terminated on or after the date of the Closing, such terminated employees will be offered a severance package. Supervisory employees will be offered their then current salary and benefits for a period of eight weeks (plus an additional week for each full year of service with Citizens Mutual as of the date of termination of employment.) Non-supervisory employees will be offered their then current salary and benefits for a period of four weeks (plus an additional week for each full year of service with Citizens Mutual as of the date of termination of employment).

    All employment policies and benefit plans for continuing employees of Citizens Mutual (except for the ESOP) will continue in effect until December 31, 1996. Effective January 1, 1997, all existing Citizens Mutual employee benefit plans will be terminated or merged into or amended to be consistent with Meridian employee benefit plans. For purposes of determining participation and vesting (but not for purposes of calculating benefits) under the Meridian employee benefit plans, each continuing employee of Citizens Mutual will be credited with his or her length of service while employed by Citizens Mutual.


MERIDIAN DIRECTORSHIPS

    The Merger Agreement provides for Mr. Scott S. Broughton to be elected to the Board of Directors of Meridian after completion of the Merger. In addition, Messrs. Scott S. Broughton and Haaland will continue to be directors of Citizens Mutual after the Effective Date.

VIS'N

    After the Effective Time, Messrs. Scott S. Broughton and Simmons will form a new company, VIS'N, Inc. Messrs. Scott S. Broughton and Simmons will own __% and __%, respectively, of the capital stock of VIS'N. VIS'N will be engaged in the business of providing data processing, agency automation and claims services to property and casualty insurance companies, including the Citizens Companies. Prior to VIS'N commencing operations, Claims Solutions, Inc., a 51% owned subsidiary of VIS'N, will acquire Adjusting Unlimited, Inc. (a company which currently provides claims services to the Citizens Companies). In addition, VIS'N will acquire certain assets, including certain assets from Citizens Mutual. Such assets will be purchased by VIS'N at a price to be agreed upon by VIS'N and Meridian. After commencement of operations, VIS'N will also enter into certain agreements with Citizens Mutual, Citizens Fund and ICO (collectively, the "Citizens Insurance Companies").

    Pursuant to a Claims Administration Agreement (the "Claims Agreement") among VIS'N and the Citizens Insurance Companies, VIS'N will perform claims administration services for the Citizens Insurance Companies in connection with all insurance policies issued or assumed by the Citizens Insurance Companies, including processing and settling claims, making claim payments and providing customer service in connection with claims. The Claims Agreement will be effective until terminated by any of the parties thereto, and each such party may terminate the Claims Agreement prior to the earlier of a date three years after the Claims Agreement is executed or December 31, 1999 only for specified reasons. As compensation for its services under the Claims Agreement, VIS'N will be entitled to a fee during the first year of the Claims Agreement of 5.1% of the greater of total premiums written by the Citizens Insurance Companies or $45,000,000 (such greater amount being referred to herein as the "Annual Premium Amount"). The fee will decrease to 4.75% of the Annual Premium Amount during the second year of the Claims Agreement, and to 4.4% of the Annual Premium Amount during the third year. VIS'N will also be entitled to 15% of funds obtained as the result of its salvage and subrogation efforts, less its collection expenses and administrative fees and less deductible recoveries made and issued to policyholders. VIS'N is required to refund specified portions of such fees under certain circumstances.

    Pursuant to the Claims Agreement, each Citizens Insurance Company will severally indemnify VIS'N against breach of the Claims Agreement by such Citizens Insurance Company, certain acts or omissions of the Citizens Insurance Company or its agents or employees, claims against VIS'N arising from its denial of a claim (provided that VIS'N complies with certain standards concerning denial of claims) or of a Citizens Insurance Company's denial of a claim. Pursuant to the Claims Agreement, VIS'N will indemnify the Citizens Insurance Companies against losses occurring from breaches by VIS'N of the Claims Agreement or acts or omissions by VIS'N that fail to meet a specified standard of care.

    VIS'N and the Citizens Insurance Companies will also enter into a Software and Hardware Support Agreement (the "Computer Support Agreement"), pursuant to which VIS'N will provide technical support and software backup for the Citizens Insurance Companies' computer system, and negotiate software and software maintenance contracts, hardware and hardware maintenance contracts on their behalf. VIS'N will also provide upgrades for the Citizens Insurance Companies' computer system, and provide training with respect to enhancements of such computer system.

    As compensation for providing such services under the Computer Support Agreement, VIS'N will be entitled to receive monthly fees of 1.667% of the Annual Premium Amount during the first year of the Computer Support Agreement, 1.567% of the Annual Premium Amount during the second year thereof and 1.467% of Annual Premium Amount during the third year thereof.

    The Computer Support Agreement will expire on the earlier of a date three years after the effective date of the Computer Support Agreement or December 31, 1999. The Computer Support Agreement may be terminated at an earlier date under certain circumstances, and may be extended by written agreement of the parties thereto.

    Pursuant to a Sublease Agreement (the "Sublease Agreement") among VIS'N, Citizens Mutual and Citizens Mutual's landlord, VIS'N has agreed to sublease certain office space from Citizens Mutual. The Sublease will commence on the earlier of the effective date of the Claims Agreement or the Computer Support Agreement, and will extend for 36 months thereafter (subject to earlier termination upon one-year's notice by VIS'N or Citizens Mutual to the other party). During the term of the Sublease Agreement, VIS'N will pay Citizens Mutual on a monthly basis an amount equal to 28.6% of the current monthly rent payable by Citizens Mutual under its lease with its landlord.

    VIS'N and Citizens Mutual have also entered into an Office Equipment
Lease Agreement ("Equipment Lease Agreement") for a minimum term of 36 months. The office equipment to be leased under the Equipment Lease
Agreement will be agreed upon by the parties at a later date. Such equipment will be leased at fair market rental value as determined in good faith by VIS'N and Citizens Mutual prior to execution of the Equipment Lease Agreement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Merger Agreement provides that Meridian shall, and shall cause the Surviving Corporation to, honor the obligations of the Citizens Companies under Minnesota and Ohio law and their respective Articles or Certificates of Incorporation or Bylaws relating to indemnification of the present and former officers, directors, employees or agents of the Citizens Companies to full extent permitted thereunder against losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time. Meridian has also agreed to use reasonable efforts to cause the Surviving Corporation to maintain for the benefit of such persons for a period of five years after the Merger officer's and director's liability insurance comparable in scope and amount to the officers' and directors' insurance coverage currently maintained by the Citizens Companies.

                            THE MERGER AGREEMENT


    The information under this caption is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL

    The Company, Citizens Mutual and Meridian entered into the Merger Agreement as of March 20, 1996. If the shareholders of the Company approve the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the result that the separate corporate existence of Merger Subsidiary will then cease. The Company will be the Surviving Corporation and will be an indirect
wholly owned subsidiary of Meridian.   At the Effective Time, the Common Stock
and Preferred Stock will be converted automatically into the right to receive cash, as described below. See "--Consideration to be Received by Shareholders." The shares of Common Stock will no longer be listed or traded on the Nasdaq Small Cap Market, and the registration of the Common Stock under the Exchange Act will be terminated.

EFFECTIVE TIME

    If the Merger Agreement is adopted by the requisite vote of the Company's shareholders, the Merger will be consummated and become effective at 11:59 p.m. Minneapolis, Minnesota Time on a date as soon as practicable after conditions to the Merger are satisfied (or waived to the extent permitted), or such other date agreed on by the parties. It is currently contemplated that the Effective Time will occur on or about July 31, 1996. There can be no assurance that all conditions to the Merger will be satisfied. See "--Conditions to Consummation of the Merger."

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS

    In connection with the Merger, each share of Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be converted into the right to receive $12.50 in cash, without interest, and each share of Preferred Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $3.50 per share, without interest, in each case subject to adjustment as discussed in the following paragraph (the cash consideration to be paid to the Company's shareholders in the Merger being sometimes referred to herein as the "Merger Consideration"). Dissenting Shares will be converted to cash in the manner described under the caption "RIGHTS OF DISSENTING SHAREHOLDERS."

    The Merger Consideration is subject to reduction in the event that "Transaction Costs" (as defined below) exceed $650,000. Transaction Costs are defined in the Merger Agreement as expenses incurred by CSGI and Citizens Mutual in connection with the Merger and the Affiliation, including, without limitation, legal, accounting and financial advisory fees and expenses incident to the negotiation and preparation of the Merger Agreement and to their performance and compliance with the provisions thereof. In the event that the Transaction Costs exceed $650,000, the consideration to be received by Company shareholders will be adjusted such that (i) 85.1% of the Company's Transaction Costs in excess of $650,000 will be subtracted from the total consideration to be paid to holders of the Common Stock ($24,957,312) and (ii) 14.9% of such excess Transaction Costs will be subtracted from the total consideration to be paid to holders of the Preferred Stock ($4,375,000).

PAYMENT FOR SHARES

    Norwest Bank Minnesota, National Association (the "Exchange Agent") will act as the exchange agent for payment of the Merger Consideration to the holders
of the Common Stock.   Instructions with regard to the surrender of certificates
formerly representing shares of Common Stock, together with the letter of transmittal to be used for that purpose, will be mailed to shareholders as soon as practicable after the Effective Time. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing Common Stock and any other items specified by the letter of transmittal, the Exchange Agent will pay the Merger Consideration to such shareholder, by check or draft.

    After the Effective Time, the holder of a certificate formerly representing Common Stock or Preferred Stock will cease to have any rights as a shareholder of the Company, and such holder's sole right will be to receive the Merger Consideration with respect to such shares (or, in the case of Dissenting Shares, the statutorily determined "fair value"). If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of such payment or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable. No transfer of shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time.

    To the extent permitted by law, the appointment of the Exchange Agent may be terminated at any time by Citizens after 12 months following the Effective Time. Any portion of the Merger Consideration remaining undistributed upon termination of the Exchange Agent's appointment will be returned to the Surviving Corporation, and any holders of theretofore unsurrendered Common Stock certificates may thereafter surrender to the Surviving Corporation such stock certificates and (subject to abandoned property, escheat or similar laws) receive in exchange therefor the Merger Consideration to which they are entitled.

    In no event will holders of shares of Common Stock or Preferred Stock be entitled to receive payment of any interest on the Merger Consideration.

    SHAREHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

OPERATIONS OF THE COMPANY AND CITIZENS MUTUAL PRIOR TO THE MERGER

    The Company and Citizens Mutual have agreed that, prior to the Effective Time, the business of the Citizens Companies will be conducted in accordance with certain restrictions set forth in the Merger Agreement. Among other things, the Company and Citizens Mutual have agreed that each of the Citizens Companies will operate only in the ordinary course of business in substantially the same manner as its business has historically been conducted, and none of the Citizens Companies will do any of the following: (a) issue, sell or deliver any shares of its capital stock (except for shares of Common Stock issuable upon exercise of outstanding CSGI options) or issue or sell any securities convertible into or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to any of its capital stock; (b) effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization; (c) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity (except as described in the following paragraph); (d) make any commitments that extend beyond the date of the closing of the Merger in an amount individually exceeding $25,000; (e) change any provision of its Articles of Certificate of Incorporation or Bylaws or similar governing documents; (f) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies reasonably satisfactory to Meridian are in full force and effect; (g) enter into any material contract, lease or other agreement, other than in the ordinary course of business, that extends by its terms beyond the Effective Time; (h) amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement; (i) make any material change in any accounting methods or practices; (j) effect any increases in salary, bonuses or otherwise increase or enhance any employee or officer compensation or benefits other than in the ordinary course of business consistent with past practices, or make any employment commitments to existing employees that extend by their terms beyond the Effective Time, except such as are consistent with arrangements regarding employees otherwise agreed to by Meridian pursuant to the Merger Agreement; or (k) enter into any agreement or understanding to do any of the things described in clauses (a) through (j) above.

    In addition, the Company has agreed that, prior to the Effective Time, it will not, without the prior written consent of Meridian, authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal that constitutes a "Takeover Proposal" (as defined below), or recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations or provide third parties with any nonpublic information relating to any such inquiry or proposal, or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal. Notwithstanding the foregoing, the Company may, following prior written notice to Meridian, provide a third party with nonpublic information or otherwise facilitate any offer or attempt by that third party to make a Takeover Proposal, participate in discussions and negotiations with that third party relating to any takeover proposal, and recommend or endorse any Takeover Proposal with or by that third party if the Board of Directors of the Company, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that it is the fiduciary duty of such directors to do so. A Takeover Proposal is defined in the Merger Agreement as a tender offer or proposal for a merger or similar transaction involving any of the Citizens Companies or a proposal to acquire a substantial equity interest in or a substantial portion of the assets of any of the Citizens Companies.

CONDITIONS TO CONSUMMATION OF THE MERGER

    The Merger will occur only if the Merger Agreement is approved and adopted by the requisite votes of the holders of the Common Stock and Preferred Stock, voting as separate classes. In addition, the Merger Agreement and the reconstitution of the Board of Directors of Citizens Mutual contemplated under the Merger Agreement (see "THE MERGER PROPOSAL--Affiliation of Citizens Mutual with Meridian") must be approved by the requisite vote of the policyholders of Citizens Mutual. Such approval by Citizens Mutual's policyholders was obtained on June 27, 1995. Consummation of the Merger also is subject to the satisfaction of certain other conditions specified in the Merger Agreement, unless such conditions are waived (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the Merger.

    The obligations of Meridian to consummate the Merger are subject to satisfaction of, among others, the following conditions: (a) as of the time of the closing of the Merger (the "Closing"), (i) there shall have been no material breach by the Company or Citizens Mutual in the performance of any of their covenants and agreements under the Merger Agreement; (ii) each of the representations and warranties of the Company and Citizens Mutual contained in the Merger Agreement shall have been true and correct as of the date of execution of the Merger Agreement, and (iii) each of the representations and warranties of the Company and Citizens Mutual contained in the Merger Agreement shall be true and correct as of the date of the Closing (except for any inaccuracies which, individually or in the aggregate, have not had a material adverse affect on the business, financial condition and results of operations of the Citizens Companies); (b) Meridian shall have received certificates from the corporate secretary of the Company and Citizens Mutual certifying as to, among other things, the Articles and Certificates of Incorporation, Bylaws and corporate existence of each of the Citizens Companies, and the adoption of certain resolutions relating to the Merger; (c) Meridian shall have received from the Company and Citizens Mutual a letter specifying the amount of the Company's Transaction Costs; (d) the Dissenting Shares shall not constitute more than 5% of the issued and outstanding shares of Common Stock at the Effective Time; (e) all required approvals, authorizations and consents from governmental and regulatory bodies shall have been obtained and the waiting period required under the HSR Act, including any extensions thereof, shall have terminated or expired; (f) all consents, permits and approvals from parties to material contracts or other agreements with the Citizens Companies required in connection with the Merger shall have been obtained; (g) the respective Boards of Directors of the Citizens Companies shall have been reconstituted as provided in the Merger Agreement; (h) each officer of each of the Citizens Companies shall have tendered his or her resignation as an officer, effective as of the Effective Time, and arrangements reasonably satisfactory to Meridian shall have been made providing for the appointment of the Chief Executive Officer of Meridian as the Chairman of the Board, President and Chief Executive Officer of certain of the Citizens Companies; (i) certain of the Citizens Companies shall have entered into a Reinsurance Pooling Agreement; (j) certain of the Citizens Companies shall have entered into the Management Services Agreement; (k) since
December 31, 1995, there shall have been no material adverse change in the business of the Citizens Companies (considered as a whole) or in the consolidated results of operations or consolidated financial condition of either the Company (considered as a whole) or Citizens Mutual (considered as a whole);
(l) Spencer A. Broughton shall have entered into the Consulting Services Agreement, and Scott S. Broughton shall have entered into the Employment Agreement; (m) Mr. Scott S. Broughton, Kirk D. Simmons, Meridian and Citizens Mutual shall have entered into a letter agreement regarding VIS'N as provided in the Merger Agreement; (n) the actions to be taken regarding the ESOP described above under the caption "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Employee Stock Ownership Plan" shall have been taken; (o) Meridian shall have received from counsel for CSGI and counsel for Citizens Mutual opinions, dated the date of the Closing, in form and substance reasonably satisfactory to Meridian and
(p) the fairness opinion Meridian received from the investment banking firm of McDonald & Company Securities, Inc., to the effect that the consideration to be paid by Meridian to the shareholders of CSGI pursuant to the Merger is fair from a financial point of view to the shareholders of Meridian, shall have been updated to the time of Closing.

    The obligations of Company and Citizens Mutual to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) as of the time of the Closing, (i) there shall have been no material breach by Meridian in the performance of any of its covenants under the Merger Agreement,
(ii) each of the representations and warranties of Meridian contained in the Merger Agreement shall have been true and correct as of the date of the execution of the Merger Agreement, and (iii) each of the representations and warranties of Meridian contained in the Merger Agreement shall be materially true and correct as of the date of the Closing as though made on and as of such date; (b) Citizens and Citizens Mutual shall have received certificates from the corporate secretary or assistant corporate secretary of Meridian and Merger Subsidiary, certifying as to, among other things, the Articles of Incorporation, Bylaws and corporate existence of Meridian and Merger Subsidiary and the adoption of certain resolutions relating to the Merger; (c) all approvals, authorizations and consents from governmental and regulatory bodies required for the transactions contemplated by the Merger Agreement shall have been obtained;
(d) the waiting period required under the HSR Act, including any extension thereof, shall have terminated or expired prior to the time of the Closing; (e) arrangements reasonably satisfactory to the Company and Citizens Mutual shall have been made providing (i) for the Boards of Directors of each of the Citizens Subsidiaries to include the current President and the current Vice President, Marketing of the Company, (ii) for the Board of Directors of Citizens Mutual to include the current President and the current Vice President, Marketing of Citizens Mutual, and (iii) for the Board of Directors of Meridian to include the current President of the Company, in each case as of immediately following the Effective Time; (f) all consents, permits and approvals from parties to material contracts or other material agreements with Meridian and its affiliates required in connection with the Merger shall have been obtained; (g) Meridian Mutual and Meridian Security shall have entered into the Reinsurance Pooling Agreement; (h) Meridian, Meridian Mutual and Meridian Security shall have entered into the Management Services Agreement; (i) Meridian shall have entered into the Consulting Services Agreement with Mr. Spencer A. Broughton and the Employment Agreement with Mr. Scott S. Broughton; (j) Meridian shall have provided a letter or letters to certain employees of Citizens Mutual regarding their continued employment, as discussed above under the caption "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Employment Arrangements and Employee Benefits";
(k) Messrs. Scott S. Broughton and Simmons, Meridian and Citizens Mutual shall have entered into a letter agreement regarding VIS'N as provided in the Merger Agreement; (l) since December 31, 1995, there shall have been no material adverse change in the business, results of operations or financial condition of the Meridian Companies (considered as a whole); (m) the Company and Citizens Mutual shall have received from counsel for Meridian an opinion, dated the date of the Closing, in form and substance reasonably satisfactory to the Company and Citizens Mutual; (n) the fairness opinion the Company has received from GAHS, to the effect that the Merger Consideration to be received by the holders of its Common Stock and Preferred Stock in the Merger is fair to such holders from a financial point of view, shall have been updated to the date of the Closing;
and (o) the ESOP loan shall have been repaid.

POST-CLOSING COVENANTS

    The parties to the Merger Agreement have agreed to certain post-closing covenants. Meridian has agreed that it will cause Citizens Mutual to continue to operate under its present name and will cause Citizens Mutual and the Citizens Subsidiaries to continue to maintain substantial business operations and employment in the Red Wing, Minnesota, area through at least December 31, 1999. Meridian will also maintain the existing rights of Citizens Companies employees, officers, directors and agents to indemnification and reimbursement or advancement of expenses for a period of at least five years after the Effective Date and will, for a period of five years from the Effective Time, use good faith efforts to provide certain directors' and officers' liability insurance to the present and former officers and directors of each of the Citizens Companies. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Indemnification of Officers and Directors."

    Meridian has agreed to offer certain employees of the Company and Citizens Mutual continued employment until the earlier of the first anniversary of the closing or such date as those employees are offered employment by VIS'N. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER--Employment Arrangements and Employee Benefits." Certain other employees will be offered continued employment until either December 31, 1997 or December 31, 1998. In the event that certain other employees are terminated on or after the date of the Closing, Meridian will offer such employees severance packages. Supervisory employees will be offered their then current salary and benefits for a period of eight weeks, plus an additional week for each full year of service with Citizens Mutual. Nonsupervisory employees will be offered their then current salary and benefits for a period of four weeks, plus an additional week for each full year of service with Citizens Mutual. Meridian will keep all employment policies and benefit plans for continuing Citizens Mutual employees in place until December 31, 1996. Thereafter, all existing Citizens Mutual employee benefit plans will be terminated or merged with Meridian plans and all other Citizens Mutual employment policies will be changed to be consistent with Meridian's policies.

TERMINATION

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the filing of Articles of Merger with the Minnesota Secretary of State whether before or after action by the Company's shareholders and without further approval by the Company's shareholders under the following circumstances:

         (a) by mutual written consent of the Company, Citizens Mutual and Meridian; or

         (b) by the Company and Citizens Mutual, upon written notice to Meridian if Company shareholders do not approve the Merger; or

         (c) by the Company and Citizens Mutual, or by Meridian, if the Minnesota Department of Commerce fails by September 30, 1996, to approve the Merger or any material transactions thereto for which consent of the Minnesota Department of Commerce is required; or

         (d) by Meridian, in the event of a failure of a condition to Meridian's obligation to close; or

         (e) by the Company and Citizens Mutual, in the event of a failure of a condition to their obligation to close; or

         (f) by Meridian or by the Company and Citizens Mutual if the Merger is not consummated by September 30, 1996.

TERMINATION FEE

    The Merger Agreement requires the Company to pay Meridian a termination fee of $586,646 plus costs and expenses incurred by Meridian and its affiliated companies in connection with the Merger and the Affiliation if the parties fail to consummate the Merger and (i) the Merger Agreement has not been terminated by the mutual written consent of the parties, (ii) Meridian has complied with all its obligations under the Merger Agreement, and (iii) the Company enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation or sale of assets involving the Company or Citizens Mutual prior to January 1, 1997.

    If the parties fail to consummate the Merger and (i) such failure is not the result of mutual written agreement of the parties, (ii) Meridian has complied with all of its obligations under the Merger Agreement and (iii) the Merger is not approved by the Minnesota Department of Commerce because of the amount of the Merger Consideration, Citizens Mutual does not vote its shares in favor of the Merger, or the Software Agreement dated March 21, 1996 between Citizens Mutual and Michael L. Halvorson, a former officer of the Company, shall not have remained in effect, then the Company is required to reimburse Meridian for all costs and expenses incurred by Meridian in connection with the Merger and the Affiliation. The termination fee and the reimbursement of Transaction Costs is the sole and exclusive remedy of Meridian upon any such termination of the Acquisition Agreement.


                                 REGULATORY APPROVALS

APPROVALS OF STATE INSURANCE REGULATORY AUTHORITIES

    Under Chapter 60D.17 of the Minnesota Statutes and related regulations, the acquisition of control of a Minnesota domestic insurer must receive prior approval by the Minnesota Commissioner of Commerce (the "Commissioner"). The statute provides that the transaction will be approved unless the Commissioner finds that the transaction is not in the interest of policyholders or the insurance buying public. Protection of shareholders is not a criterion of the Commissioner's review of change of control transactions. An application for approval of the acquisition of control resulting from the Merger and the Affiliation was submitted to the Commissioner by Meridian on April 19, 1996. In addition to such filings, information must be submitted to the Commissioner in connection with the Commissioner's approval of the Reinsurance Pooling

Agreement and the Management Services Agreement. These filings were made with the Commissioner on April 22, 1996. Pursuant to an order dated June 25, 1996, the Commissioner approved the Merger and the affiliation as well as the Reinsurance Pooling Agreement and the Management Services Agreement.


    Certain filings are required to be made with, and approvals obtained from insurance regulatory authorities in, the states of Ohio and Indiana in connection with the Merger, the Affiliation, the Reinsurance Pooling Agreement and Management Services Agreement. Such insurance regulatory authorities have approved or agreed not to raise objection to the transactions described in these filings.

    There can be no assurance that state insurance regulatory authorities will approve the matters required for the Merger, the Affiliation and the agreements contemplated thereby, or as to the date of such approvals.

HSR ACT FILINGS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The Merger is subject to these requirements.

    The Company and Meridian each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on May 1, 1996. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of at least 30 days following the receipt of each filing, unless the waiting period is earlier terminated by the FTC and the Antitrust Division or unless the waiting period is extended by a request for additional information. On May 16, 1996, the FTC and the Antitrust Division notified the Company that it had been granted early termination of such waiting period.

    State Attorneys General and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or of the result if such a challenge is made.

                                 ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Under currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the treasury regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the Merger. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the Merger for a CSGI shareholder who is a citizen or resident of the United States and who, as of the Effective Time, holds shares of Common Stock as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as insurance companies, including Citizens Mutual, the holder of all of the outstanding shares of Preferred Stock, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to Company shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. Neither the Company nor Meridian has requested either the Internal Revenue Service or counsel to rule or issue an opinion on the federal income tax consequences of the Merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

    For federal income tax purposes, the Merger will be treated as a taxable sale or exchange of shares of Common Stock for cash by each holder of such shares (including any holder of Dissenting Shares). Accordingly, the federal income tax consequences to the holders of Common Stock will generally be as follows:

    (a) Assuming that the shares of Common Stock exchanged by a CSGI shareholder for cash in connection with the Merger are capital assets in the hands of the shareholder at the Effective Time, such shareholder may recognize a capital gain or loss by reason of the consummation of the Merger.

    (b) The capital gain or loss, if any, will be long-term with respect to shares of Common Stock held for more than 12 months as of the Effective Time and short-term with respect to such shares held for 12 months or less as of the Effective Time.

    (c) The amount of capital gain or loss to be recognized by each holder of Common Stock will be measured by the difference between the amount of cash received by such shareholder in connection with the Merger (including cash received for Dissenting Shares) and such shareholder's tax basis in the Common Stock at the Effective Time.

    Because all "incentive stock options" (within the meaning of Section 422 of the Code) issued to employees of Citizens Mutual have been or will be exercised within one year prior to the Effective Time, the holders of such stock options will incur ordinary income by reason of consummation of the Merger. All nonemployee director options are non-incentive stock options with respect to which ordinary income has been or will be recognized upon exercise. As of the Effective Time, holders of such nonemployee director stock options may recognize short-term capital gain by reason of consummation of the Merger.

    Cash payments made pursuant to the Merger (including any cash paid to holders of Dissenting Shares) will be reported to the extent required by the Code to shareholders of the Company and the Internal Revenue Service. Such amounts will ordinarily not be subject to withholding of federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain shareholders by reason of the events specified in Section 3406 of the Code and the treasury regulations promulgated thereunder, which include failure of a shareholder to supply the Company or its agent with such shareholder's taxpayer identification number. Accordingly, Company shareholders will be asked to provide the shareholder's correct taxpayer identification number on a Substitute Form W-9 which is to be included in the letter of transmittal to be sent to shareholders relating to their shares of Common Stock. Withholding may also apply to Company shareholders who are otherwise exempt from such withholding, such as a foreign person, if such person fails to properly document its status as an exempt recipient.


                          RIGHTS OF DISSENTING SHAREHOLDERS

    Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") provide to each shareholder the right to dissent from, and obtain payment for the "fair value" of such shareholder's shares in the event of, the Merger.

    The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as Exhibit C to this Proxy Statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

    Under the MBCA, holders of Common Stock will have the right, by fully complying with applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the Merger and to receive from the Surviving Corporation payment in cash of the "fair value" of their shares of Common

Stock after the Merger is completed. The term "fair value" means the value of the shares of Common Stock immediately before the Effective Time.

    All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to the record holder of the shares of Common Stock as to which rights are asserted. A person having beneficial ownership of shares of Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights the beneficial owner may have.

    Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of the Company before the taking of the shareholder vote on the Merger. This written demand must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of the MBCA.

    Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for adoption of the Merger. A shareholder's failure to vote against the Merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the Merger or direction to abstain, the proxy will be voted for adoption of the Merger, which will have the effect of waiving that shareholder's dissenters' rights.

    A shareholder of the Company may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Common Stock who is not the record owner may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to the Company at or before time such rights are asserted.

    A shareholder who elects to exercise dissenters' rights must send his or her written demand, before the taking of the vote on the Merger, to the Secretary of the Company, 406 Main Street, Red Wing, Minnesota 55066. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the value of his or her shares.

    After approval of the Merger by the shareholders at the Special Meeting, the Surviving Corporation will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

    In order to receive fair value for his or her shares, a dissenting shareholder must, within 30 days after the date such notice was given, send his or her stock certificates, and all other information specified in the notice from the Surviving Corporation, to the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand for payment the related stock certificates and other information are received, or after the Effective Time, whichever is later, the Company will remit to each dissenting shareholder who has complied with statutory requirements the amount Citizens estimates to be the fair value of such shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute. Remittance will be accompanied by the Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the latest available interim financial data, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be follower demanding supplemental payment and copies of Sections 302A.471 and 302A.473 of the MBCA.

    If the dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the Surviving Corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the Company's executive offices at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the Surviving Corporation.

    Within 60 days after receipt of a demand for supplemental payment, the Surviving Corporation must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with the Surviving Corporation or petition a court for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Surviving Corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Surviving Corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of the Company who properly exercised dissenters' rights and did not agree with the Company as to me fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Surviving Corporation. The shareholders shall not be liable to the Surviving Corporation for any amounts paid by the Surviving Corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Surviving Corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

    The Company may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on February 8, 1996, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). The Company will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by the Company. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by the Company of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from the Company until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

    Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473.

    Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

    ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. See Exhibit C.

        STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information regarding ownership of Company's voting securities as of June 25, 1996 by each person beneficially owning at least 5% of such securities, each director of the Company, by each of the executive officers of the Company who received in excess of $100,000 of cash compensation from the Company in fiscal 1996, and by all executive officers and directors as a group.

                                               Amount and
                                             Class of Shares   Percent    Percent of
              Name and Address                Beneficially       of      Total Voting
          of Beneficial Owners(2)              Owned(1)(2)      Class     Securities
- ------------------------------------------   ---------------   -------   ------------
Citizens Security                               1,250,000       100.0%       38.5%
  Mutual Insurance Company                      Preferred
406 Main Street                                   Stock
Red Wing, Minnesota 55066

Citizens Security                                 337,500        16.9        10.4
  Mutual Insurance Company

Citizens Security                                 340,876(3)     17.1        10.5
  Employee Stock Ownership Plan
c/o National City Bank of Minneapolis
75 South Fifth Street
Minneapolis, Minnesota 55402

Citizens Security Mutual Insurance Company        134,389(4)      6.7         4.1
  401(K) Plan
c/o Frontier Trust
3100 13th Avenue South
Fargo, North Dakota 58106

Spencer A. Broughton                              143,341(5)      7.2         4.4
406 Main Street
Red Wing, Minnesota 55066

Scott S. Broughton                                 84,109(6)      4.2         2.6

Terry A. Lynner                                    21,260(7)      1.1          *

R. Scott Jones                                     15,100(7)       *           *

William C. Ferril                                  12,500(7)       *           *

S. B. Foot, III                                    12,500(7)       *           *

David A. Cairns                                     8,000(8)       *           *

All executive officers and directors              427,849(9)     21.9        13.4
  as a group (12 persons)

____________
*   Less than one percent

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all shares of Common Stock and Preferred Stock.

(2) Unless otherwise indicated, each person's ownership noted in the table relates to ownership of Common Stock.

(3) Shares allocated to the accounts of executive officers and reported as owned by the ESOP are also reported as beneficially owned by such executive
    officers.   The shares of Common Stock owned by the ESOP are held by
    National City Bank of Minneapolis, as trustee of the ESOP (the "ESOP Trustee"). Although the ESOP is required to invest primarily in the Common Stock of the Company, certain investment control is retained by the committee that administers the ESOP, which is composed of Scott S. Broughton, President, Chief Operating Officer and Chief Financial Officer of the Company, and Gloria J. Reeck, an employee of Citizens Mutual. The shares held by the ESOP that are allocated to participants are voted by the ESOP Trustee in the manner directed by the participants, and the unallocated shares are voted by the ESOP Trustee in the same proportion as the allocated shares.

(4) Shares reported as owned by the Company Mutual 401(K) Plan (the "Savings Plan") that are held in the accounts of executive officers of the Company
    are also reported as beneficially owned by such executive officers.   The
    shares of Common Stock owned by the Savings Plan are held by Frontier Trust, as trustee of the Savings Plan. The shares in the Savings Plan are voted by such Trustee in the manner directed by the participants.

(5) Includes (a) 82,700 shares held in trust under the Savings Plan, (b) 10,661 shares held in trust under the ESOP and (c) 50,000 shares that may be purchased under currently exercisable options or options that will become exercisable on or before the Effective Date.

(6) Includes (a) 8,116 shares held in trust under the Savings Plan, (b) 8,693 shares held in trust under the ESOP and (c) 65,000 shares that may be purchased under currently exercisable options or options that will become exercisable on or before the Effective Date.

(7) Includes 8,000 shares that may be purchased under currently exercisable options.

(8) Includes 2,000 shares that may be purchased under currently exercisable options.

(9) Includes (a) 102,802 shares held in trust under the Savings Plan, (b) 38,013 shares held in trust under the ESOP for the benefits of certain officers of the Company, and (c) 249,000 shares that may be purchased under currently exercisable options or options that will become exercisable on or before the Effective Date.


                                SHAREHOLDER PROPOSALS

    In the event the Merger is not consummated for any reason, proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by the Company at its principal executive offices not later than ________ for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholders should mail any proposals by certified mail return receipt requested.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of the Company as of December 31, 1995, December 31, 1994, and December 31, 1993, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in this Proxy Statement, have been audited by KPMG Peat Marwick LLP, independent public accountants.

    A representative of KPMG Peat Marwick LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.


                            AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of Commission at its Washington address at prescribed rates.


                        INFORMATION INCORPORATED BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, as filed by the Company with the Commission (Commission File No. 15421), are incorporated by reference into this Proxy Statement.

    All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) or the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Copies of the documents (without exhibits) incorporated by reference in this Proxy Statement are available without charge upon written or oral request from Mary B. Plein, Vice President, Financial Services and Treasurer, Citizens Security Group Inc., 406 Main Street, Red Wing, Minnesota 55066 (telephone
(612) 388-7171, extension 255).


                             By Order of the Board of Directors


                             Jay L. Swanson
                             Secretary

Red Wing, Minnesota
July 8, 1996

                                                                Exhibit A

                      ACQUISITION AND AFFILIATION AGREEMENT


     This ACQUISITION AND AFFILIATION AGREEMENT ("Agreement") is made and entered into as of March 20, 1996, by and among CITIZENS SECURITY GROUP INC. ("Citizens"), a business corporation organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, CITIZENS SECURITY MUTUAL INSURANCE COMPANY ("Citizens Mutual"), a mutual insurance company organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, and MERIDIAN INSURANCE GROUP, INC. ("Meridian"), a business corporation organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208.

                                    RECITALS
     A. Citizens is a publicly-held insurance holding company. Citizens directly owns all of the issued and outstanding shares of capital stock of Citizens Fund Insurance Company ("Citizens Fund"), a stock insurance company organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066, and all of the issued and outstanding shares of capital stock of Insurance Company of Ohio ("Citizens Ohio"), a stock insurance company organized under the laws of the State of Ohio, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066. (Citizens Fund and Citizens Ohio are sometimes referred to herein as the "Citizens Subsidiaries.") Citizens was organized by Citizens Mutual, which presently owns approximately 20% of the issued and outstanding shares of Citizens Common Stock (as defined in Section 2.3) and all of the issued and outstanding shares of Citizens Preferred Stock (as defined in Section 2.3). Citizens Mutual also owns all of the issued and outstanding shares of capital stock of Mississippi Valley Corporation ("Mississippi Valley"), a business corporation organized under the laws of the State of Minnesota, whose office and principal place of business is located at 406 Main Street, Red Wing, Minnesota 55066. (Citizens Mutual, Citizens, Citizens Fund, Citizens Ohio and Mississippi Valley are collectively referred to herein as the "Citizens Companies.")

     B. Citizens Mutual, Citizens Fund and Citizens Ohio (collectively, the "Citizens Insurance Companies") are jointly operated and managed under a management services agreement and a reinsurance pooling agreement.

     C. Meridian is a publicly-held insurance holding company. Meridian directly owns all of the issued and outstanding shares of capital stock of Meridian Security Insurance Company ("Meridian Security"), a stock insurance company organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208. Meridian was organized by Meridian Mutual Insurance Company ("Meridian Mutual"), a mutual insurance company organized under the laws of the State of Indiana, whose office and principal place of business is located at 2955 North Meridian Street, Indianapolis, Indiana 46208; Meridian Mutual presently owns approximately 47% of the issued and outstanding shares of common stock of Meridian. Meridian, Meridian Security and Meridian Mutual (such companies are collectively referred to herein as the "Meridian

Companies") are jointly operated and managed under a reinsurance pooling agreement and shared management services arrangements.

     D. The parties to this Agreement entered into a non-binding letter of intent (the "Letter of Intent") dated January 29, 1996 and accepted by Citizens and Citizens Mutual on February 1, 1996.

     E. In order to consummate the acquisition of Citizens by Meridian as contemplated by the Letter of Intent and this Agreement, Meridian will cause a corporation to be formed under the laws of the State of Minnesota ("Merger Company"). All of the issued and outstanding capital stock of Merger Company will be owned by Meridian or by Meridian Security.

     F. The Boards of Directors of Citizens, Citizens Mutual, Meridian and Meridian Mutual have determined that it is in the best interest of their respective corporations that Citizens be acquired by Meridian pursuant to the merger of Merger Company with and into Citizens (the "Merger"), and the Boards of Directors of Citizens Mutual, Meridian and Meridian Mutual have determined that it would be in the best interests of their respective corporations that Citizens Mutual become affiliated with Meridian, all upon and subject to the terms and conditions of this Agreement.

     G. Citizens, Citizens Mutual and Meridian desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by the Letter of Intent and this Agreement and to prescribe various conditions precedent to the transactions contemplated hereby.

                                    AGREEMENT

     In consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein set forth, the parties to this Agreement hereby agree as follows:



                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. MERGER. Subject to the terms and conditions of this Agreement and the Plan of Merger substantially in the form attached hereto as Exhibit A (the "Plan of Merger"), at the Effective Time (as defined in Section 1.2) Merger Company shall merge with and into Citizens in accordance with the applicable laws of the State of Minnesota and the separate existence of Merger Company shall cease (except insofar as continued by applicable law). Articles of Merger, with the Plan of Merger attached, shall be filed with the Secretary of State of the State of Minnesota in connection with the closing of the Merger and other transactions contemplated by this Agreement (the "Closing").

     SECTION 1.2. EFFECTIVE TIME OF THE MERGER AND CLOSING . Unless otherwise agreed by the parties or otherwise provided by law, the Merger shall become effective at 11:59 p.m., Eastern Standard Time, on a date as soon as practicable after the conditions to the Merger pursuant to Articles VI and VII are satisfied or waived, or such other date as the parties may agree (the "Effective Time"). The parties anticipate that the Effective Time will be on or about June 30, 1996. The Closing shall take place at the offices of Meridian, or such other place as the parties may agree.

  SECTION 1.3. CONVERSION OF CITIZENS' SHARES. (a) At the Effective Time of the Merger, the shares of Citizens Common Stock and Citizens Preferred Stock issued and outstanding immediately prior to the Effective Time, and all rights with respect thereto, shall by reason of the Merger and without any further action on the part of the holders thereof, be cancelled and converted into rights to receive cash (except for Dissenting Shares, as defined in Section 1.3(f)), as follows:

     (i) CITIZENS COMMON STOCK. The holders of Citizens Common Stock shall be entitled to receive, for each share held, an amount of cash equal to the portion of the "Final Common Stock Merger Price" (as hereinafter defined) which bears the same proportion to the total Final Common Stock Merger Price as one share of Citizens Common Stock bears to all issued and outstanding shares of Citizens Common Stock as of the Effective Time. The term "Final Common Stock Merger Price" as used in this Agreement means: $24,957,312, less 85.1% of the Transaction Costs Adjustment, if any, as that term is defined in
           Section 10.2.

     (ii) CITIZENS PREFERRED STOCK. Citizens Mutual, as the holder of all of the issued and outstanding shares of Citizens Preferred Stock, shall be entitled to receive for all of such shares, an amount of cash equal to: $4,375,000, less 14.9% of the Transaction Costs Adjustment, if any, as that term is defined in Section 10.2.

No Dissenting Shares shall be converted into or represent a right to receive cash. Dissenting Shares shall be subject to the provisions of Section 1.3(f).

     (b) Immediately following the Effective Time, each holder of an outstanding certificate representing shares of Citizens Common Stock, upon surrender of the certificate or certificates therefor, properly endorsed, to a bank appointed by Citizens with the prior approval of Meridian (which approval shall not be unreasonably withheld) to act as exchange agent (the "Exchange Agent"), shall be entitled to receive the amount of cash as provided herein.
The cash payment will be made by check payable to the registered holder of each certificate representing shares of Citizens Common Stock in the name of each such holder, or to such other person as that holder may specify in writing to the Exchange Agent. Immediately following the Effective Time, Citizens Mutual, upon surrender to Citizens of the certificate or certificates representing the Citizens Preferred Stock, properly endorsed, shall be entitled to receive the amount of cash as provided herein. The cash payment shall be made by direct wire transfer of funds to a bank account of Citizens Mutual specified in writing to Meridian not less than two business days prior to the Closing, or in such other manner as Citizens Mutual and Meridian may agree.

     (c) All rights with respect to shares of Citizens Common Stock and Citizens Preferred Stock owned by holders thereof as of the Effective Time shall cease and terminate, notwithstanding that any certificates for such shares shall not have been surrendered to the Exchange Agent or Citizens, and the holders of such shares shall have no interest in nor claims against Citizens, the surviving corporation in the Merger, except the right to receive the cash payment specified herein, without interest (except for Dissenting Shares, the holders of which shall be subject to Section 1.3(f)).

     (d) Meridian shall cause to be deposited with the Exchange Agent and with Merger Company on or prior to Closing, funds immediately available as shall be necessary for the cash distribution by the Exchange Agent and Citizens described herein. No interest shall accrue or be payable with respect to any funds held by the Exchange Agent or Merger Company or Citizens for the benefit of the former holders of Citizens Common Stock or Citizens Preferred Stock. All interest or other investment income earned on the funds on deposit with the Exchange Agent shall, from time to time, be paid to Merger Company prior to the Effective Time or to Citizens following the Effective Time.

     (e) To the extent permitted by law, the appointment of the Exchange Agent may be terminated by Citizens at any time after twelve months following the Effective Time; and upon termination of such appointment, any unclaimed funds for cash payments shall be returned to Citizens, as the surviving corporation in the Merger, and thereafter the holders of certificates formerly representing shares of Citizens Common Stock who have not received their cash payments for whatever reason may surrender such certificates to Citizens and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the cash payment to which they are entitled under this Agreement.

     (f) Each share of Citizens Common Stock, the holder of which has taken all of the steps required by Section 302A.473 of the Minnesota Business Corporation Act (the "Minnesota Dissenters' Rights Statute") to establish such holder's shares as dissenting shares as therein defined, is herein referred to as a "Dissenting Share." Dissenting Shares owned by each holder thereof shall not be converted into or represent the right to receive cash and shall be entitled only to receive the value of such Dissenting Shares in accordance with the Minnesota Dissenters' Rights Statute, provided that such holder complies with the procedures contemplated by and set forth therein. If any holder of Dissenting Shares shall effectively withdraw or lose such holder's dissenters' rights, such Dissenting Shares shall be converted into the right to receive cash in accordance with the provisions of Section 1.3(a).

     (g) Citizens shall give Meridian (i) prompt notice of any written notices, demands for payment, withdrawals of notices or demands and any other instrument served pursuant to the Minnesota Dissenters' Rights Statute and received by Citizens (such notice by Citizens shall, to the extent available to Citizens, set forth the name and address of, and the number of shares of Citizens Common Stock held by, the holder making such objection or giving such notice), and (ii) the opportunity to direct all negotiations or proceedings with respect to holders of Dissenting Shares. Citizens shall not voluntarily make any payment with respect to any demands for payment for shares under the Minnesota Dissenters' Rights Statute, and shall not, except with the prior written consent of Meridian, settle or offer to settle any such demands.

  SECTION 1.4. CONVERSION OF MERGER COMPANY'S SHARES. At the Effective Time of the Merger, the shares of capital stock of Merger Company issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any further action on the part of the holder thereof, be cancelled and converted into all of the issued and outstanding shares of capital stock of Citizens. Immediately following the Effective Time, the holder of the certificate representing all of the shares of capital stock of Merger Company issued and outstanding immediately prior to the Effective Time, upon surrender to Citizens of the certificate therefor, properly endorsed, shall be entitled to receive a certificate representing all of the issued and outstanding shares of capital stock of Citizens following the Effective Time.

  SECTION 1.5. EMPLOYEE STOCK OWNERSHIP PLAN. Prior to the Closing and the Effective Time, Citizens and Citizens Mutual shall take such actions in connection with the Citizens Security Employee Stock Ownership Plan (the "ESOP") as may be necessary to:

  (a) cause National City Bank of Minneapolis, as Trustee of the ESOP (the "ESOP Trustee"), to surrender to the Exchange Agent the certificates representing all shares of Citizens Common Stock owned by the ESOP for payment at the Effective Time in accordance with the terms of the Merger;

  (b) cause (i) the repayment, by ESOP Trustee, of the outstanding amounts due under the Promissory Note of the ESOP dated October 30, 1992, executed on behalf of the ESOP by the ESOP Trustee and payable to the order of Citizens Mutual (the "ESOP Note"), (ii) the cancellation of the ESOP Note, and (iii) the release of the assets held as collateral in the ESOP suspense account, as of the Effective Time;

  (c) allow for the allocation of the unallocated assets held by the ESOP, after repayment of the outstanding amounts due under the ESOP Note, to the ESOP participants as provided in the ESOP and to the fullest extent permitted by applicable law, as soon as practicable after the Effective Time; and

  (d) at the Effective Time, cause the ESOP participants who were employed by Citizens Mutual as of February 8, 1996, to become fully vested in their ESOP accounts and cause ESOP participation to be limited to those individuals employed by Citizens Mutual on or before the Closing.

  SECTION 1.6. STOCK OPTIONS. Prior to the Closing and the Effective Time, Citizens shall make any necessary amendments to or adjustments in outstanding stock options for the purchase of shares of Citizens Common Stock, or the plan under which those options were issued, so that: (a) such options may be exercised immediately prior to the Effective Time (including payment to Citizens in cash of the exercise price), (b) the shares of Citizens Common Stock issued in respect of such exercises may be tendered for payment in accordance with the terms of the Merger, and (c) any unexercised options and any stock option plans of Citizens shall, as of the Effective Time, terminate, no longer be exercisable, and otherwise not represent any claim against Citizens or Merger Company for the issuance of capital stock or other securities or for the payment of cash or other consideration.

  SECTION 1.7. BOARD OF DIRECTORS OF CITIZENS MUTUAL. At the Effective Time, the Board of Directors of Citizens Mutual shall be reconstituted so that it consists of the six current directors of Meridian Security, plus the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual.



                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF CITIZENS AND CITIZENS MUTUAL

  Citizens and Citizens Mutual hereby represent and warrant to Meridian as follows; SUBJECT, HOWEVER, to the exceptions set forth on the attached Disclosure Schedule which specifies the particular section or sections to which each exception relates; and FURTHER SUBJECT to the exception that the representations and warranties of Citizens Mutual set forth in this Article II and pertaining solely to Citizens or to the Citizens Subsidiaries are limited and made to the knowledge of Citizens Mutual, its officers, directors and employees who are not officers, directors or employees of Citizens or the Citizens Subsidiaries:

  SECTION 2.1. ORGANIZATION. Each of Citizens and Citizens Mutual is a corporation duly organized and validly existing under the laws of the State of Minnesota. Each of Citizens and Citizens Mutual has the corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted.

  SECTION 2.2. ORGANIZATION OF SUBSIDIARIES. Citizens Mutual has no direct or indirect subsidiaries other than Citizens (and its subsidiaries) and Mississippi Valley, and Citizens has no direct or indirect subsidiaries other than the Citizens Subsidiaries. Schedule 2.2 sets forth for Mississippi Valley and for each Citizens Subsidiary the authorized capital stock, the number of shares duly issued and outstanding, and the owners of such shares and the number of shares held by each owner. The shares of capital stock of Mississippi Valley owned by Citizens Mutual, and the shares of capital stock of each Citizens Subsidiary owned directly or indirectly by Citizens are duly authorized, validly issued, fully paid and non-assessable, and are owned free and clear of any liens, claims, charges or encumbrances. No equity security of Mississippi Valley or either Citizens Subsidiary is or may be required to be issued by reason of any option, warrant, right to subscribe to, call, or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock, and there are no contracts, commitments, understandings, or arrangements by which Mississippi Valley or either Citizens Subsidiary is bound to issue additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. None of the Citizens Companies has any investment in any partnership, joint venture or limited liability company, and all loans or advances to its independent insurance agents are listed on Schedule 2.2 (including the relevant amounts, outstanding balances and dates thereof). Each of Mississippi Valley and the Citizens Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted.

  SECTION 2.3. CAPITALIZATION. The authorized capital stock of Citizens consists of (i) 5,000,000 shares of preferred stock, par value $0.01 per share, of which the only authorized series is 1,250,000 shares of Series A Preferred Stock, par value $0.01 per share (the "Citizens Preferred Stock"), and (ii) 10,000,000 shares of common stock, par value $0.01 per share (the "Citizens Common Stock"). As of the date of this Agreement, the only issued and outstanding shares of Citizens' capital stock are 1,250,000 shares of Citizens Preferred Stock and 1,661,585 shares of Citizens Common Stock. The only outstanding options, warrants, or other rights to purchase shares of Citizens Common Stock or Preferred Stock are the employee and nonemployee director stock options covering a total of 335,000 shares of Citizens Common Stock referred to in Section 1.6 above. All shares of capital stock of Citizens which are outstanding as of the date hereof, or which will be outstanding immediately prior to the Effective Time, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not or will not be subject to or issued in violation of, any preemptive rights. Except as set forth above, there are no shares of capital stock of Citizens authorized or outstanding and there are no subscriptions, options to purchase shares of the capital stock of Citizens, conversion or exchange rights, warrants, preemptive rights or other arrangements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating Citizens to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of the capital stock or other securities or interests of Citizens or obligating Citizens to grant, extend or enter into any such agreement or commitment.

  SECTION 2.4. AUTHORITY TO CONDUCT INSURANCE BUSINESS. Each of Citizens Mutual and the Citizens Subsidiaries is an insurance company licensed or authorized to write the kinds of insurance coverage set forth on Schedule 2.4 in its respective state of incorporation and in each of the jurisdictions specified in such schedule in which it writes insurance. Each of Citizens Mutual and the Citizens Subsidiaries holds a license and is fully qualified as a foreign insurer to conduct its business in each of those jurisdictions, and there is no other jurisdiction in which the failure to hold a license or to be so qualified to conduct the business as now being conducted by the respective company would have a material adverse effect on the business of the Citizens Companies (considered as a whole) or on the consolidated results of operations or consolidated financial condition of Citizens and the Citizens Subsidiaries (considered as a whole) or of Citizens Mutual and Mississippi Valley (considered as a whole) (hereinafter referred to as a "Citizens Material Adverse Effect"). No license or certificate of authority identified in Schedule 2.4 has been revoked, restricted, suspended, limited or modified nor is any license or certificate of authority the subject of, nor, to the knowledge of Citizens or Citizens Mutual, is there a basis for, a proceeding for, or a threatened proceeding for, revocation, restriction, suspension, limitation or modification, nor is Citizens Mutual or either of the Citizens Subsidiaries operating under any formal or informal agreement or understanding with the licensing authority of any state that restricts its authority to do business or requires any such company to take, or refrain from taking, any action.

  SECTION 2.5. CONSENTS AND APPROVALS AND NO DEFAULTS. The execution and delivery by Citizens and Citizens Mutual of this Agreement, the performance by Citizens and Citizens Mutual of their obligations hereunder, and the consummation by Citizens and Citizens Mutual of the transactions contemplated hereby do not require Citizens or Citizens Mutual to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, OTHER THAN any consents or approvals from, or any filings or notices to, any corporations, persons or firms in connection with any agreements or other instruments that individually or in the aggregate are not material to Citizens or Citizens Mutual. This Agreement is the valid and binding obligation of each of Citizens and Citizens Mutual, enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. Provided the required approvals of agencies of any government (including, without limitation, the Insurance Division of the Minnesota Department of Commerce (the "Minnesota Department") and the Ohio Department of Insurance (the "Ohio Department")) are obtained, neither the execution, delivery, and performance by Citizens or Citizens Mutual of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Citizens or Citizens Mutual with any of the provisions hereof, will:

       (A) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Citizens Companies under, any of the terms, conditions, or provisions of:

           (i)   their respective articles of incorporation or by-laws, or

           (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other material instrument or obligation to which any of the Citizens Companies is a party or by which any of such companies may be bound, or to which any Citizens Company or any of their properties or assets may be subject; or

           (iii) any governmental license, permit or authorization material to the business of any Citizens Company; or

       (B) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to any Citizens Company or any of their respective properties or assets.



  SECTION 2.6. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Citizens and Citizens Mutual has all requisite corporate power and authority to enter into and deliver this Agreement, and the execution and delivery hereof has been duly approved and authorized by the Boards of Directors of Citizens and Citizens Mutual. Subject to approvals by the holders of the Citizens Preferred Stock and the Citizens Common Stock and such approvals of governmental agencies having regulatory authority over the Citizens Companies (including the Minnesota Department and the Ohio Department) and such further action of the Board of Directors of Citizens and Citizens Mutual as may be required by the Minnesota Insurance Law or the Indiana Insurance Law, Citizens and Citizens Mutual have or will have all requisite corporate power and authority to effectuate the Merger. The holders of Citizens Preferred Stock and the holders of Citizens Common Stock are entitled to vote as separate classes on the Merger in person or by proxy at a meeting convened to approve the Merger (with each such holder being entitled to one vote per share), and the vote at such meeting is the only vote of the holders of Citizens Preferred Stock or Citizens Common Stock necessary to approve the Merger.

  SECTION 2.7. GAAP FINANCIAL STATEMENTS. Citizens has previously delivered to Meridian true and complete copies of audited financial statements (the "GAAP Financial Statements") for the years ended December 31, 1993, December 31, 1994, and December 31, 1995 for Citizens (prepared on a consolidated basis). The GAAP Financial Statements so provided were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly, in all material respects, the financial condition, results of operations and changes in financial position of Citizens as of the dates or for the periods covered thereby, in conformity with GAAP. Citizens has also previously delivered to Meridian true and complete copies of the internally prepared unaudited financial statements for the years ended December 31, 1993, December 31, 1994, and December 31, 1995, for Mississippi Valley (the "Mississippi Valley Financial Statements"). The Mississippi Valley Financial

Statements were prepared by personnel of Citizens Mutual based on the accounting records of Mississippi Valley, which accounting records were prepared by personnel of Citizens Mutual in the ordinary course and in accordance with customary business practices, and the Mississippi Valley Financial Statements fairly present in all material respects the financial condition and results of operations of Mississippi Valley for the periods covered by the Mississippi Valley Financial Statements.

  SECTION 2.8. STATUTORY FINANCIAL STATEMENTS. (a) Citizens has previously delivered to Meridian true and complete copies of the audited statutory financial statements of Citizens Mutual and each Citizens Subsidiary (including statements of operations, unassigned surplus and cash flows) for the fiscal years ended December 31, 1990 to 1995 (the "Audited SAP Financials"). The Audited SAP Financial Statements present fairly in all material respects the financial condition of the respective companies at such dates and results of operations for such periods and were prepared in accordance with statutory accounting principles ("SAP").

       (b) Annual Statements required to be filed with applicable insurance regulatory authorities on the respective forms prescribed or permitted by such authorities (the "Annual Statements") for Citizens Mutual and each Citizens Subsidiary for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 have been filed with the appropriate regulatory authorities in all jurisdictions in which such filing is required. The Annual Statements were prepared in accordance with accounting practices prescribed or permitted by such regulatory authorities, applied on a consistent basis throughout the related periods except as otherwise stated therein, and presented fairly in all material respects the statutory financial position of the respective company at the dates of, and the statutory results of operations for the respective company for the periods covered by, such statutory statements.

  SECTION 2.9. RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of liabilities with respect to Citizens Mutual and each of the Citizens Subsidiaries as established or reflected in their respective financial statements as of December 31, 1995:

   (a) (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, and (iii) were based on reasonable and appropriate actuarial assumptions;

  (b) met the requirements of the applicable insurance laws of the States of Minnesota and Ohio, or any other state having such jurisdiction in all material respects; and

  (c) were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured liabilities of Citizens Mutual and each Citizens Subsidiary under all outstanding insurance policies pursuant to which Citizens Mutual or either Citizens Subsidiary has any liability.

  SECTION 2.10. NO UNDISCLOSED LIABILITIES. As of December 31, 1995, none of the Citizens Companies had any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured (the "Citizens Liabilities"), except debts, obligations and liabilities that are fully reflected in, or reserved against on, the GAAP Financial Statements or the Audited SAP Financial Statements, except for liabilities arising from the ordinary course of business that are not required to be reflected in a balance sheet prepared in accordance with GAAP or SAP
(as the case may be). Since such date, there have been no changes in the Citizens Liabilities except for changes arising from the ordinary course of business, none of which changes, individually or in the aggregate, have had a Citizens Material Adverse Effect.

  SECTION 2.11. REGULATORY FILINGS. Citizens has previously delivered to Meridian true and complete copies of all filings which were made by Citizens, Citizens Mutual or any Citizens Subsidiary within the past three years with the Minnesota Department, the Ohio Department or any other department of insurance in any jurisdiction where Citizens, Citizens Mutual or any Citizens Subsidiary is required to make such filings. Each of such filings, as of its respective date, complied as to form and content in all material respects with the provisions of applicable law.

  SECTION 2.12 . SEC REPORTS. Citizens has delivered to Meridian (i) each registration statement, Current Report on Form 8-K, Quarterly Report on Form 10-Q, annual report to shareholders, and proxy statement or information statement prepared by it since January 1, 1992, (ii) an Annual Report on Form 10-K for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (iii) a Quarterly Report on Form 10-Q for each of the periods ended March 31, June 30 and September 30, 1995, each in the form (including exhibits) filed with Securities and Exchange Commission (collectively, the "Citizens SEC Reports"). As of its respective date, each of the Citizens SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Citizens SEC Reports (including the related notes and schedules) fairly presents the financial position of Citizens as of its date, and each of the statements of income, of shareholders' equity and of cash flows included in or incorporated by reference into the Citizens SEC Reports (including the related notes and schedules) fairly presents the results of operations, shareholders' equity and cash flows, as the case may be, of Citizens for the period set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Citizens in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein. Other than the Citizens SEC Reports, Citizens has not filed any other definitive reports or statements with the Securities and Exchange Commission since January 1, 1992.

  SECTION 2.13. LITIGATION. There are no proceedings or investigations (other than claims in the ordinary course of the insurance business), pending or threatened against, relating to, involving or otherwise affecting any of the Citizens Companies, which individually exceed $10,000 or in the aggregate may have a Citizens Material Adverse Effect.

  SECTION 2.14. COMPLIANCE WITH LAW. (a) None of the Citizens Companies is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any applicable law, regulation, rule, ordinance, order, judgment, writ or injunction of any federal, state or local government or instrumentality or agency thereof, or of any court, which violation may reasonably be expected to have a Citizens Material Adverse Effect, and Citizens and Citizens Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

       (b) None of the Citizens Companies is a party to any contract with or other undertaking to, or is subject to any order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any governmental entity that (i) currently materially and adversely affects the business of the Citizens Companies (considered as a whole) or the consolidated financial condition of either Citizens and the Citizens Subsidiaries (considered as a whole) or Citizens Mutual and Mississippi Valley (considered as a whole), including without limitation, reserve adequacy, investment, sales or trade practices and policies, underwriting practices and policies, or management, or
(ii) may reasonably be expected to materially and adversely affect the business or financial condition of any of the Citizens Companies. None of Citizens, Citizens Mutual or any Citizens Subsidiary has been advised by a governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, contract or other communication of the kind described above in this Section 2.14.

  SECTION 2.15. PROPERTIES. Each of Citizens Companies has good title to all properties and assets material to the conduct of its business, which it purports to own, including, without limitation, all property reflected in the GAAP Financial Statements or Audited SAP Financial Statements or Mississippi Valley Financial Statements dated December 31, 1995, or acquired since that date (except in all cases to the extent such assets or properties have been sold or otherwise disposed of in the ordinary and usual course of business since that date). All such properties and assets are owned, free and clear of all liens, charges and encumbrances, other than (i) those set forth on Schedule 2.15,
(ii) any liens and assessments for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) such imperfections of title, or encumbrances and liens, if any, as do not materially detract from the value or interfere with the actual or intended use of the properties owned by any of the Citizens Companies or otherwise materially impair the business operations of any of the Citizens Companies. All material leases pursuant to which any of the Citizens Companies leases real or personal property are valid and binding on the respective Citizens Company, enforceable against such Citizens Company in accordance with their respective terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity (and Citizens and Citizens Mutual do not know of any reason that such leases would not be valid and binding upon or enforceable against the other parties thereto), and there is not under any of such leases any existing default or event of default on the part of any Citizens Company, or any event which with notice or lapse of time, or both, would constitute a default on the part of any Citizens Company (and Citizens and Citizens Mutual do not know of any default, event of default or event which with notice or lapse of time, or both, would constitute a default, in each case on the part of the other party thereto), the consequence of which would have a Citizens Material Adverse Effect.

  SECTION 2.16. INTELLECTUAL PROPERTY. There are no copyrights, trademarks, trade names, service marks or patents covered under federal or state common law or statutory law, whether or not registered, used by any of the Citizens Companies (the "Intellectual Property") that are material to the conduct of their respective businesses. Set forth on Schedule 2.16 is a listing of any federal or state registered Intellectual Property that any of the Citizens Companies uses in the conduct of its respective business. There are no infringement suits pending, or to the best knowledge of Citizens or Citizens Mutual threatened, against any of the Citizens Companies with respect to the Intellectual Property, and neither Citizens nor Citizens Mutual knows of any fact or condition which could give rise to any such infringement suit.

  SECTION 2.17.  ENVIRONMENTAL LAWS AND PERMITS.  Each of the Citizens
Companies is in compliance with any and all laws, regulations, rules, ordinances, orders, judgments, permits, agreements, licenses or other governmental restrictions or requirements relating to health, the environment or the release by such Citizens Company of any materials into the environment, now in effect in any and all jurisdictions, in which the Citizens Companies are or from time to time may be doing business (collectively the "Environmental Laws"), except where such failure to comply would not have a Citizens Material Adverse Effect.

  SECTION 2.18. TAXES. (a) All federal income tax returns required to be filed by the Citizens Companies have been properly and timely filed with the Internal Revenue Service, (b) all state and local income tax returns required to be filed by the Citizens Companies have been properly and timely filed with the appropriate state or local taxing authorities, except where the failure so to file such state and local income tax returns would not have a Citizens Material Adverse Effect, and (c) all federal, state and local tax information returns required to be filed by the Citizens Companies have been properly and timely filed with the appropriate federal, state or local taxing authorities, except where the failure so to file such information returns would not have a Citizens Material Adverse Effect. Such income tax returns were true, correct and complete in all material respects at the time filed, and the Citizens Companies have paid all taxes shown to be due on such returns. The Citizens

Companies have adequately reserved, in accordance with GAAP, on the GAAP Financial Statements, and in accordance with SAP, on the Audited SAP Financial Statements, for the payment of all unpaid federal, state and local taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on the dates of such financial statement and for all periods prior thereto. There are no outstanding deficiencies, assessments or proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the Citizens Companies.

  SECTION 2.19.  EMPLOYEE BENEFIT PLANS.   (a)  Except for the Citizens
Companies, there are no other trades or businesses, whether or not incorporated, which, together with any of the Citizens Companies, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code").

  (b) Schedule 2.19 sets forth a true and a complete list of (i) each employee benefit plan, as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that any of the Citizens Companies currently maintains or has maintained within the three year period preceding the Effective Time (the "ERISA Plans"), and (ii) each other plan, arrangement, program and agreement providing employee benefits, including, but not limited to, deferred compensation, bonuses, severance pay and fringe benefits, that are presently maintained for the benefit of any current or former employees of any of the Citizens Companies (the ERISA Plans and each other plan listed on Schedule 2.19 hereafter, collectively, the "Plans"). Citizens has delivered or made available to Meridian copies of all Plans and any related documents or instruments establishing the Plans or any related trusts or funding arrangements; the most recent determination letter, or any outstanding request for a determination letter, from the Internal Revenue Service (the "IRS") with respect to each ERISA Plan intended to satisfy the requirements of Code Section 401(a) and a copy of the application on which the determination letter or request for determination letter is based; actuarial valuations, if applicable, for the most recent three plan years for which such valuations are available; current summary plan descriptions; annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; Form 5310 and any related filings with the IRS, the Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation ("PBGC") within the last five years preceding the date of this Agreement; and any material correspondence to or from the IRS, DOL or PBGC within the last three years preceding the Effective Time in connection with any Plan.

  (c) Each ERISA Plan intended to be qualified under Code Section 401(a) has received a favorable determination letter from the IRS that the Plan, in its current form, is qualified and satisfies all legal requirements, including the requirements of the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof. Nothing has occurred since the dates of the respective IRS favorable determination letters that could adversely affect the qualification of the Plans and their related trusts.

  (d) None of the Citizens Companies currently maintains or contributes to, or has ever maintained or contributed to, a "multiemployer plan" as defined in ERISA Section 3(37), and none of the Citizens Companies currently maintains or contributes to a defined benefit pension plan, as defined in ERISA Section 3
(35). None of the Citizens Companies has any unpaid liability or is threatened with any liability for the termination of any Plan, and each terminated

Plan was terminated in accordance with all provisions of applicable law. Each terminated ERISA Plan that was intended to be qualified under Code Section 401(a) received a favorable determination letter from the IRS that such Plan was qualified upon termination.

  (e) The written terms of each of the Plans, and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with all applicable laws, rules and regulations, including without limitation, the rules and regulations promulgated by the DOL, PBGC or IRS pursuant to the provisions of ERISA and the Code, and each of such Plans has been administered in substantial compliance with such requirements.

  (f) Except with respect to income taxes on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or any of the Citizens Companies) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by any of the Citizens Companies, nor has there been any failure by any of the Citizens Companies to take any action, nor is any action or failure to take action contemplated by any of the Citizens Companies, that would subject any person or entity to any liability, tax or penalty imposed by the IRS, DOL, or PBGC, in connection with any Plan. No reserve for any taxes or penalties has been established with respect to any Plan by any of the Citizens Companies, nor has any advice been given to any of the Citizens Companies with respect to the need to establish such a reserve.

  (g) There are no (i) actions, suits, arbitrations or claims (other than routine claims for benefits), (ii) legal, administrative or other proceedings or governmental investigations or audits, or (iii) complaints to or by any governmental entity, which are pending, anticipated or threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against any of the Citizens Companies or their officers or employees with respect to any Plan.

  (h) The present value of the future cost of post-retirement medical benefits that any of the Citizens Companies is obligated to provide, calculated on the basis of actuarial assumptions Citizens Mutual considers reasonable estimates of future experience and which have been provided to Meridian, does not exceed the amount specified on Schedule 2.19.

  (i) None of the Citizens Companies, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the Citizens Companies, any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or related trusts could be subject to either a civil penalty assessed pursuant to ERISA Sections 409 or 502 or a tax imposed pursuant to Code Sections 4975 or 4976. None of the Citizens Companies is, or, as a result of any actions, omissions, occurrences or state of facts existing prior to or at the Effective Time, may become liable for any tax imposed under Code Sections 4978 or 4978(B).

  (j) There are no leased employees, as defined in Code Section 414(n), that must be taken into account with respect to the requirements under Code Section 414(n)(3).

  (k) Total employer contributions to each Plan with respect to the most recent plan year are listed in Scheduled 2.19 and the employer contributions to all Plans required for the current plan year are not estimated to be materially more than contributions for the prior plan year.

  (l) Each Plan may be terminated directly or indirectly by Meridian, in its discretion, at any time after the Effective Time of the Merger in accordance with its terms, without any liability to Meridian, or any of the Citizens Companies, to any person, entity or government agency for any conduct, practice or omission of any of the Citizens Companies which occurred prior to the Effective Time of the Merger, except for liabilities to and the rights of the employees thereunder accrued prior to the Effective Time of the Merger, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

  SECTION 2.20. CONTRACTS AND COMMITMENTS. None of the Citizens Companies is in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Citizens Material Adverse Effect.

  SECTION 2.21. RELATED PARTY TRANSACTIONS. None of the Citizens Companies has made any loan to any director, officer or other affiliate of any of the Citizens Companies which remains outstanding, nor has any of the Citizens Companies entered into any agreement for the purchase or sale of any property or services from or to any director, officer or other affiliate of any of the Citizens Companies.

  SECTION 2.22. NO FINDERS. None of the Citizens Companies has made any representation, contract or commitment by which any such party or Meridian might be obligated to pay any finder's fee, brokerage commission or similar payment for bringing the parties together or bringing about the transactions contemplated by this Agreement.



                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MERIDIAN

  Meridian represents and warrants to Citizens and Citizens Mutual that:

  SECTION 3.1. ORGANIZATION. Meridian is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

  SECTION 3.2. CORPORATE POWER AND AUTHORITY, ETC. The execution, delivery and performance by Meridian of this Agreement and the consummation by Meridian of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Meridian. This Agreement has been duly and validly executed and delivered by Meridian and constitutes the valid and binding obligation of Meridian, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

  SECTION 3.3. NO CONFLICTS. The execution, delivery and performance by Meridian of this Agreement and the consummation by Meridian of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Meridian is subject, (ii) violate any order, judgment or decree applicable to Meridian or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or By-Laws of Meridian or any material agreement or other material instrument to which Meridian or any of its subsidiaries is a party or by which any of them may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

  SECTION 3.4. CONSENTS. Except as set forth on Schedule 3.4, no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority, or any third party, is required in connection with the execution, delivery and performance by Meridian of this Agreement or the consummation by Meridian of the transactions contemplated hereby.

  SECTION 3.5. FUNDS AVAILABLE. Meridian and Merger Company have or will have available to them sufficient funds to perform all of their respective obligations pursuant to this Agreement.

  SECTION 3.6.  MERGER COMPANY.  At or prior to the Closing:

  (a) Merger Company shall be a corporation duly organized and validly existing under the laws of the State of Minnesota, with the corporate power and authority to adopt, deliver and perform the Plan of Merger and to consummate the transactions of Merger Company contemplated thereby and by this Agreement.

  (b) The adoption, delivery and performance by Merger Company of the Plan of Merger and the consummation by Merger Company of the transactions contemplated thereby and by this Agreement shall have been duly authorized by all necessary corporate action on the part of Merger Company, and the Plan of Merger shall have been duly and validly adopted by Merger Company and constitute its valid and binding obligation, enforceable against Merger Company in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

  (c) The adoption, delivery and performance by Merger Company of the Plan of Merger and the consummation by Merger Company of the transactions contemplated thereby and by this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Merger Company is subject, (ii) violate any order, judgment or decree applicable to Merger Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or By-Laws of Merger Company.

  SECTION 3.7. GAAP FINANCIAL STATEMENTS. Meridian has previously delivered to Citizens and Citizens Mutual true and complete copies of audited financial statements (the "Meridian GAAP Financial Statements") for the years ended December 31, 1993, December 31, 1994, and December 31, 1995 for Meridian (prepared on a consolidated basis). The Meridian GAAP Financial Statements so provided were prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the financial condition, results of operations and changes in financial position of Meridian as of the dates or for the periods covered thereby, in conformity with GAAP.

  SECTION 3.8. STATUTORY FINANCIAL STATEMENTS. (a) Meridian has previously delivered to Citizens and Citizens Mutual true and complete copies of (i) the audited combined statutory financial statements of Meridian Mutual and affiliates (including statements of operations, unassigned surplus and cash flows) for the fiscal years ended December 31, 1990 to 1994 (the "Meridian Audited SAP Financial Statements"), and (ii) the unaudited combined statutory financial statements of Meridian Mutual and affiliates for the interim periods ended March 31, 1995, June 30, 1995 and September 30, 1995 (the "Meridian Unaudited Interim SAP Financials"). The Meridian Audited SAP Financial Statements present fairly in all material respects the combined financial condition of Meridian Mutual and affiliates at such dates and results of operations for such periods and were prepared in accordance with SAP, and the Meridian Unaudited Interim SAP Financial Statements present fairly in all material respects the combined financial condition of Meridian Mutual and affiliates at such dates and results of operations for such periods and were prepared in accordance with SAP, except for the absence of notes and subject to normal year-end adjustments which are not material to the Meridian Companies in amount or effect.

  (b) Annual Statements required to be filed with applicable insurance regulatory authorities on the respective forms prescribed or permitted by such authorities (the "Meridian Annual Statements") for Meridian Mutual and Meridian Security for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 have been filed with the appropriate regulatory authorities in all jurisdictions in which such filing is required. The Meridian Annual Statements were prepared in accordance with accounting practices prescribed or permitted by such regulatory authorities, applied on a consistent basis throughout the related periods except as otherwise stated therein, and presented fairly in all material respects the statutory financial position of the respective company at the dates of, and the statutory results of operations for the respective company for the periods covered by, such statutory statements.

  SECTION 3.9. RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of liabilities with respect to Meridian Mutual and Meridian Security as established or reflected in their combined financial statements as of September 30, 1995:

        (a) (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, and (iii) were based on reasonable and appropriate actuarial assumptions;

       (b) met the requirements of the applicable insurance laws of the State of Indiana, or any other state having such jurisdiction, in all material respects; and

       (c) were adequate (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured liabilities of Meridian Mutual and Meridian Security under all outstanding insurance policies pursuant to which Meridian Mutual or Meridian Security has any liability;

SUBJECT, HOWEVER, to normal year-end adjustments which shall not be material to the Meridian Companies in amount or effect.

  SECTION 3.10. NO UNDISCLOSED LIABILITIES. None of the Meridian Companies has any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured (the "Meridian Liabilities"), except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Meridian GAAP Financial Statements, the Meridian Audited SAP Financial Statements or the Meridian Unaudited Interim SAP Financial Statements, except for liabilities arising from the ordinary course of business that are not required to be reflected in a balance sheet prepared in accordance with GAAP or SAP (as the case may be), and except for changes in the Meridian Liabilities arising from the ordinary course of business since the respective dates of such financial statements, none of which changes, individually or in the aggregate, have had a Meridian Material Adverse Effect.

  SECTION 3.11. REGULATORY FILINGS. Meridian has previously delivered or made available to Citizens and Citizens Mutual true and complete copies of all filings which were made by the Meridian Companies within the past three years with the Indiana Department of Insurance (the "Indiana Department") or any other department of insurance in any jurisdiction where any of the Meridian
Companies is required to make such filings. Each of such filings, as of its respective date, complied as to form and content in all material respects with the provisions of applicable law.

  SECTION 3.12 . SEC REPORTS. Meridian has delivered or made available to Citizens and Citizens Mutual (i) each registration statement, Current Report on Form 8-K, Quarterly Report on Form 10-Q, annual report to shareholders, proxy statement or information statement prepared by it since January 1, 1992, (ii) an Annual Report on Form 10-K for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (iii) a Quarterly Report on Form 10-Q for each of the periods ended March 31, June 30 and September 30, 1995, each in the form (including exhibits) filed with Securities and Exchange Commission (collectively, the "Meridian SEC Reports"). As of its respective date, each of the Meridian SEC Reports did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Meridian SEC Reports (including the related notes and schedules) fairly presents the financial position of Citizens as of its date, and each of the statements of income, of shareholders' equity and of cash flows included in or incorporated by reference into the Meridian SEC Reports (including the related notes and schedules) fairly presents the results of operations, shareholders' equity and cash flows, as the case may be, of Meridian for the period set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to Meridian in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein. Other than the Meridian SEC Reports, Meridian has not filed any other definitive reports or statements with the Securities and Exchange Commission since January 1, 1992.

  SECTION 3.13. LITIGATION. There are no proceedings or investigations (other than claims in the ordinary course of the insurance business), pending or threatened against, relating to, involving or otherwise affecting any of the Meridian Companies, which individually or in the aggregate may have a material adverse effect on the business, results of operations or financial condition of the Meridian Companies (considered as a whole) (a "Meridian Material Adverse Effect").

  SECTION 3.14. COMPLIANCE WITH LAW. (a) None of the Meridian Companies is in violation in any material respect (or, with notice or lapse of time or both, would be in violation in any material respect) of any term or provision of any applicable law, regulation, rule, ordinance, order, judgment, writ or injunction of any federal, state or local government or instrumentality or agency thereof, or of any court, which violation may reasonably be expected to have a Meridian Material Adverse Effect, and Meridian and Meridian Mutual are not aware of any facts or circumstances which may constitute or result in any such violation.

       (b) None of the Meridian Companies is a party to any contract with or other undertaking to, or is subject to any order by, or is a recipient of any supervisory letter or other oral or written communication of any kind from, any governmental entity that (i) currently materially and adversely affects the business, results of operations or financial condition of the Meridian Companies (considered as a whole), including without limitation, reserve adequacy, investment, sales or trade practices and policies, underwriting practices and policies, or management, or (ii) may reasonably be expected to materially and adversely affect the business, results of operations or financial condition of any of the Meridian Companies. None of the Meridian Companies has been advised by a governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, contract or other communication of the kind described above in this Section 3.14.

  SECTION 3.15. AUTHORITY TO CONDUCT INSURANCE BUSINESS. Each of Meridian Mutual and Meridian Security is an insurance company licensed or authorized to write insurance coverages in its state of incorporation, and each of Meridian Mutual and Meridian Security holds a license and is fully qualified as a foreign insurer to conduct its respective business in each jurisdiction in which such licensure or qualification is required therefor, and there is no other jurisdiction in which the failure to hold a license or to be so qualified to conduct the business as is now being conducted by the respective company would have a Meridian Material Adverse Effect. No such license or certificate of authority has been revoked, restricted, suspended, limited or modified nor is any license or certificate of authority the subject of, nor, to the knowledge of Meridian, is there a basis for, a proceeding for, or a threatened proceeding for, revocation, restriction, suspension, limitation or modification, nor is Meridian Mutual or Meridian Security operating under any formal or informal agreement or understanding with the licensing authority of any state that restricts its authority to do business or requires any such company to take, or refrain from taking, any action.

  SECTION 3.16. PROPERTIES. Each of Meridian Companies has good title to all properties and assets material to the conduct of its business, which it purports to own, including, without limitation, all property reflected in the Meridian GAAP Financial Statements or Meridian Audited SAP Financial Statements, or acquired since the date of such financial statements, except (a) in all cases to the extent such assets or properties have been sold or otherwise disposed of in the ordinary and usual course of business since that date or (b) to the extent such failure to have good title would not have a Meridian Material Adverse Effect.

  SECTION 3.17. INTELLECTUAL PROPERTY. There are no infringement suits pending, or to the best knowledge of Meridian, threatened, against any of the Meridian Companies with respect to any copyright, trademark, trade name, service mark, or patent covered under federal or state common law or statutory law, whether or not registered, used by any of the Meridian Companies in a way that is material to the conduct of their respective businesses, which would have a Meridian Material Adverse Effect, and neither Meridian nor Meridian Mutual knows of any fact or condition which could give rise to any such infringement suit.

  SECTION 3.18.  ENVIRONMENTAL LAWS AND PERMITS.  Each of the Meridian
Companies is in compliance with any and all laws, regulations, rules, ordinances, orders, judgments, permits, agreements, licenses or other governmental restrictions or requirements relating to health, the environment or the release by such Meridian Company of any materials into the environment, now in effect in any and all jurisdictions, in which the Meridian Companies are or from time to time may be doing business, except where such failure to comply would not have a Meridian Material Adverse Effect.

  SECTION 3.19. TAXES. (a) All federal income tax returns required to be filed by the Meridian Companies have been properly and timely filed with the Internal Revenue Service, (b) all state and local income tax returns required to be filed by the Meridian Companies have been properly and timely filed with the appropriate state or local taxing authorities, except where the failure so to file such state and local income tax returns would not have a Meridian Material Adverse Effect, and (c) all federal, state and local tax information returns required to be filed by the Meridian Companies have been properly and timely filed with the appropriate federal, state or local taxing authorities, except where the failure so to file such information returns would not have a Meridian Material Adverse Effect. Such income tax returns were true, correct and complete in all material respects at the time filed, and the Meridian Companies have paid all taxes shown to be due on such returns. The Meridian Companies have adequately reserved, in accordance with GAAP, on the GAAP Financial Statements, and in accordance with SAP, on the Audited SAP Financial Statements, for the payment of all unpaid federal, state and local taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on the dates of such financial statement and for all periods prior thereto, except where any deficiencies would not have a Meridian Material Adverse Effect. There are no outstanding deficiencies, assessments or proceedings for the assessment or collection of taxes or any material dispute as to taxes against or involving any of the Meridian Companies that would have a Meridian Material Adverse Effect.

  SECTION 3.20. EMPLOYEE BENEFIT PLANS. All employee benefit plans, as defined in Subsection 3(3) of ERISA, and all other arrangements, agreements, or programs for deferred compensation, bonuses, severance pay, or employee fringe benefits covering current or former employees of the Meridian Companies that the Meridian Companies currently maintain or to which the Meridian Companies contribute, or are obligated to contribute, and all related trusts and insurance contracts comply in form and in operation in all material respects with all applicable laws and regulations, including, without limitation, the applicable requirements of ERISA and the Code, except where any failure to comply would not have a Meridian Material Adverse Effect.

  SECTION 3.21. CONTRACTS AND COMMITMENTS. None of the Meridian Companies is in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a Meridian Material Adverse Effect.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

  From the date hereof through the Closing Date, the parties covenant and agree as follows:

  SECTION 4.1. GENERAL. Each of the parties will use its good faith efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, the Merger, the reconfiguration of the Citizens

Mutual Board of Directors as contemplated by Section 1.7, and the satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below); PROVIDED, HOWEVER, that nothing contained in this Agreement shall constitute an obligation or agreement of Citizens Mutual to vote its shares of Citizens Common Stock and Citizens Preferred Stock in favor of the Merger and other transactions contemplated by this Agreement at the meeting of the shareholders of Citizens contemplated by Section 4.5(a).

  SECTION 4.2. NOTICES AND CONSENT. Each of the parties to this Agreement will, individually and in cooperation with the other parties, give any notices to, make any filing with, and use good faith efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies and any other third parties that are necessary, proper or advisable in connection with the transactions contemplated by this Agreement (including, without limitation, the Merger and the reconfiguration of the Citizens Mutual Board of Directors as contemplated by Section 1.7). Without limiting the generality of the foregoing, each of the parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use good faith efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

  SECTION 4.3. OPERATION OF BUSINESS. Except as set forth in Schedule 4.3, as otherwise contemplated by this Agreement or as Meridian may otherwise consent to in writing: (a) each of the Citizens Companies will: (i) operate only in the ordinary course of business in substantially the same manner as its business has historically been conducted; (ii) use good faith efforts to keep available the services of its present executive officers and key employees; and (iii) use good faith efforts to preserve its relationships with employees and agents, lenders, suppliers, policyholders, licensors and licensees, insurance departments and others having material business dealings with the Citizens Companies; and (b) none of the Citizens Companies will: (i) issue, sell or deliver any shares of its capital stock or issue or sell any securities convertible into or exchangeable for, or options with respect to, or warrants to purchase or rights to subscribe to any of its capital stock; (ii) effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization; (iii) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the assets of, any other entity (except as may be permitted under Section 4.6 of this Agreement); (iv) make any commitments that extend beyond the Closing Date in an amount individually exceeding $25,000; (v) change any provision of its Articles of Incorporation or By-Laws or similar governing documents; (vi) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies reasonably satisfactory to Meridian are in full force and effect; (vii) enter into any material contract, lease or other agreement other than in the ordinary course of business, that extends by its terms beyond the Effective Time; (viii) amend or cancel or agree to the amendment or cancellation of any reinsurance agreement, treaty or arrangement; (ix) make any material change in any accounting methods or practices; (x) effect any increases in salary, bonuses or otherwise increase or enhance any employee or officer compensation or benefits other than in the ordinary course of business consistent with past practices or make any employment commitments to existing employees that extend by their terms beyond the

Effective Time, except such as are consistent with Section 5.4 and Section 7.10(c) hereof; or (xi) enter into any agreement or understanding to do any of the things described in clauses (i) through (x) above.

  SECTION 4.4. FULL ACCESS. Citizens and Citizens Mutual shall permit representatives of Meridian to have full access at all reasonable times to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Citizens Companies.

  SECTION 4.5. SHAREHOLDERS' MEETING. (a) Citizens shall prepare and file with the Securities and Exchange Commission (the "SEC"), as soon as is reasonably practicable, the required proxy materials relating to shareholder approval of the Merger and shall use its good faith efforts to obtain clearance by the SEC of the mailing of such material to the Citizens shareholders. After such clearance is obtained, Citizens shall promptly call a meeting of its shareholders to be held at the earliest date that is reasonably practicable for the purpose of voting on this Agreement and the transactions contemplated hereby. Subject to the provisions of Section 4.5(b) hereof, Citizens shall, through its Board of Directors, recommend to its shareholders approval of the Merger and of the other transactions contemplated by this Agreement (to the extent such shareholder approval is required for such other transactions).

  (b) The Board of Directors of Citizens may fail to make the foregoing recommendation, or withdraw, modify or change any such recommendation in a manner adverse to Meridian or approval of the Merger, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duty of the members of such Board of Directors under applicable law.

  SECTION 4.6. ACQUISITION NEGOTIATIONS. During the period from the date of this Agreement to the Effective Time, Citizens shall not without the prior written consent of Meridian authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Takeover Proposal (as defined below), or recommend or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Takeover Proposal; provided, however, that, following prior written notice to Meridian, Citizens may, and may authorize and permit its officers, directors, employees and agents to,

       (i) provide a third party with nonpublic information (subject to execution of an appropriate confidentiality agreement requiring, that all confidential or non-public information provided to such third party or its representatives shall be used exclusively for the purpose of evaluating the possible Takeover Proposal and not for any other purpose) or otherwise facilitate any offer or attempt by that third party to make a Takeover Proposal,

       (ii) participate in discussions and negotiations with that third party relating to any Takeover Proposal, and

       (iii) recommend or endorse any Takeover Proposal with or by that third party, if the Board of Directors of Citizens, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the failure to do so would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The prior written notice to Meridian required by the foregoing sentence shall include the identity of the third party and shall be maintained by Meridian on a confidential basis. As used in this Agreement, "Takeover Proposal" shall mean, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any of the Citizens Companies or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, any of the Citizens Companies other than the transactions contemplated or permitted by this Agreement.

  SECTION 4.7. POLICYHOLDERS' MEETING. Citizens Mutual shall promptly call a meeting of its policyholders to be held at the earliest date that is reasonably practicable for the purpose of ratifying this Agreement and voting on the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by
Section 1.7 of this Agreement, and Citizens Mutual shall (absent the existence of an event which has a Meridian Material Adverse Effect), through its Board of Directors, recommend to its policyholders the ratification of this Agreement and the approval of such reconstitution of the Board of Directors, as contemplated by Section 1.7 of this Agreement.

  SECTION 4.8. REPRESENTATION LETTER OF ESOP TRUSTEE. Citizens and Citizens Mutual shall use their good faith efforts to cause the ESOP Trustee to provide to Meridian and Citizens Mutual the ESOP Trustee's written representations, dated the date of Closing and substantially in the form of Exhibit J (Representation Letter of ESOP Trustee), that the ESOP Trustee has made an independent investigation of the proposed Merger and the transactions contemplated by this Agreement (including use of the Merger proceeds to pay the outstanding balance due under the ESOP Note) and determined that such Merger and transactions are in the best interests of the ESOP and its beneficiaries, and that all allocated and unallocated ESOP Shares have been voted in accordance with the provisions of the ESOP and applicable laws.





                                    ARTICLE V

                                 OTHER COVENANTS

  The parties agree as follows with respect to the period following the
Closing:

  SECTION 5.1. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes and interest of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

  SECTION 5.2. CONTINUITY OF IDENTITY AND OPERATIONS FOR CITIZENS INSURANCE COMPANIES. Meridian acknowledges the importance of Citizens Mutual and the Citizens Subsidiaries to the community of Red Wing, Minnesota. Accordingly, through at least December 31, 1999, Meridian shall cause Citizens Mutual to continue to operate under its present corporate name and shall cause Citizens Mutual and the Citizens Subsidiaries to continue to maintain substantial business operations and employment in the Red Wing, Minnesota, area.

  SECTION 5.3. INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. (a) For a period of at least five years after the Effective Time, Meridian shall not, and shall not permit any of its affiliates to, take any action to change, alter or diminish the rights to indemnification and reimbursement or advancement of expenses by the Citizens Companies now existing in favor of each present and former director, officer, employee and agent of any of the Citizens Companies (the "Indemnified Parties") as provided in their respective articles or certificate of incorporation in effect on the date hereof; PROVIDED that, in the event any claim or claims are asserted or made within such five-year period, all rights to indemnification and reimbursement or advancement of expenses with respect of any such claim or claims shall continue until final disposition of any and all such claims.

       (b) To the extent not otherwise provided for in the rights to indemnification referred to in Section 5.3(a) hereof, Meridian shall, subject to the terms set forth herein, indemnify and hold harmless an Indemnified Party, and advance costs and expenses (including reasonably attorneys' fees) as incurred, in each case to the fullest extent permitted under applicable law (PROVIDED, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement, for a period of five years after the Effective Time; PROVIDED that, in the event any claim or claims are asserted or made within such five-year period, all rights to such indemnification and advancement of expenses in respect of the defense of any such claim or claims shall continue until final disposition of any and all such claims.

       (c)  Any Indemnified Party wishing to claim indemnification under
Section 5.3(a) or (b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Meridian thereof, but the failure to so notify shall not relieve Meridian of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Meridian. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Meridian shall have the right to assume the defense thereof, and Meridian shall not be liable to such Indemnified Parties for any advancement of legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Meridian elects not to assume such defense or if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Meridian and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Meridian shall advance all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that (i) Meridian shall be obligated to advance costs and expenses for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (ii) all Indemnified Parties shall cooperate in good faith in the defense of any such matter. If full indemnity is not available with respect to any Indemnified Party, Meridian and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect faults and benefits.

       (d) For a period of five years from the Effective Time, Meridian shall use good faith efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of each of the Citizens Companies (determined immediately prior to the Effective Time) with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Time but were not previously reported to the Citizens Companies' insurance carriers, which insurance shall contain substantially at least the same coverage and amounts, and contain terms and conditions substantially no less advantageous, as that coverage currently provided by the Citizens Companies; provided, that officers and directors of the Citizens Companies may be required to make application and provide customary representations and warranties to Meridian's or the Citizens Companies' insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such five-year period in an amount not less than the annual aggregate of such coverage currently provided by the Citizens Companies.

       (e) The provisions of this Section 5.3 shall survive the Closing , shall be binding on all successors and assigns of Meridian, and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  SECTION 5.4. CITIZENS EMPLOYEES. This Section 5.4 sets forth certain agreements of Meridian with Citizens and Citizens Mutual regarding the employees of Citizens Mutual (the "Citizens Employees") following the Closing. At or prior to the Closing, Meridian and Citizens Mutual shall provide a joint letter to each of the Citizens Employees establishing the applicable agreements contained in this Section 5.4.

  (a) The Citizens Employees listed on Schedule 5.4(a) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) until the earlier of (i) the date on which such Citizens Employees are offered employment with Vis'n (as defined in Section 6.15 hereof) or (ii) the first anniversary date of the date of the Closing; and until the earlier of such dates the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies, or misconduct.

  (b) The Citizens Employees listed on Schedule 5.4(b) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) after the date of the Closing, and, during the period beginning on such Closing date through December 31, 1997, the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job descriptions, failure to comply with applicable employment policies, or misconduct. Such employment shall continue to be in Red Wing, Minnesota throughout such period.

  (c) The Citizens Employees listed on Schedule 5.4(c) will be offered continued employment in Red Wing, Minnesota in their present or similar capacities with Citizens Mutual (and at not less than their current cash compensation levels) after the date of the Closing, and, during the period beginning on such Closing date through December 31, 1998, the employment of such Citizens Employees may not be terminated except for failure to meet reasonable performance expectations consistent with their respective job description, failure to comply with applicable employment policies, or misconduct. Such employment shall continue to be in Red Wing, Minnesota throughout such period.

  (d) Continued employment following the Closing is not contemplated with respect to the Citizens Employees listed on Schedule 5.4(d). In the event the employment of any such Citizens Employee is terminated on or after the date of the Closing, such terminated Citizens Employee will be offered a severance package, substantially as follows: (i) supervisory employees would be offered their then current salary and benefits for a period of eight weeks, plus an additional week for each full year of service with Citizens Mutual as of the time of termination of employment, and (ii) non-supervisory employees would be offered their then current salary and benefits for a period of four weeks, plus an additional week for each full year of service with Citizens Mutual as of the date of termination of employment.

  (e) No severance package (other than existing arrangements or agreements contemplated by this Agreement) or offer of continued employment will be made to the Citizens Employees and other persons listed on Schedule 5.4(e). Citizens and Citizens Mutual represent and warrant that the Schedules provided for in this Section 5.4 include all of the Citizens Employees.

  (f) All employment policies and benefit plans for continuing employees of Citizens Mutual will continue in full force and effect until December 31, 1996. Effective January 1, 1997, all existing Citizens Mutual employee benefit plans will be terminated or merged into or amended to be consistent with Meridian employee benefit plans, and all other existing Citizens Mutual employment policies and practices will be changed to be consistent with Meridian employment policies and practices. For purposes of determining participation and vesting (but not for calculating benefits) under the employee benefit plans of Meridian, each Citizens Employee will be credited with his or her length of service while employed by Citizens Mutual. After December 31, 1996, and except as otherwise provided in this Section 5.4, Citizens Employees will be governed by Meridian's employment policies and practices as they may be changed from time to time.

  (g) The provisions of this Section 5.4 are not intended and shall not be construed to give any Citizens Employee or any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or in respect of this Agreement. Any rights of the Citizens Employees contemplated by this
Section 5.4 shall be established by and arise under the separate joint letter to be provided to each of the Citizens Employees, as contemplated by this Section
5.4 and by Section 7.10.



                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MERIDIAN

  The obligations of Meridian under this Agreement shall, at the option of Meridian, be subject to the satisfaction, at or prior to the time of the Closing, of the following conditions:

  SECTION 6.1.  NO MISREPRESENTATION OR BREACH OF COVENANTS OR WARRANTIES.   As
of the time of Closing, (a) there shall have been no material breach by Citizens or Citizens Mutual in the performance of any of its covenants and agreements herein, (b) each of the representations and warranties of Citizens and Citizens Mutual contained in this Agreement shall have been true and correct as of the date of execution of this Agreement, and (c) each of the representations and warranties of Citizens and Citizens Mutual contained in this Agreement, without regard to any qualification, materiality threshold or reference to immateriality or a Citizens Material Adverse Effect, shall be true and correct as of the date of the Closing as though made on and as of such date (PROVIDED, that each of the representations and warranties made as of a particular date need only be true and correct as of that date), except for any inaccuracies which, individually or in the aggregate, have not had a Citizens Material Adverse Effect; PROVIDED, HOWEVER, that there shall be deemed not to be such a Citizens Material Adverse Effect to the extent that such effect is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 6.2. OFFICERS' CERTIFICATES. Citizens and Citizens Mutual shall have delivered to Meridian a certificate, dated the date of the Closing and executed by the chief executive officer and by the chief financial officer or an executive vice president of Citizens and Citizens Mutual, certifying that the conditions set forth in Section 6.1 hereof have been fulfilled. In addition, Citizens and Citizens Mutual shall have delivered to Meridian a certificate, dated the date of the Closing and executed by the corporate secretary or assistant corporate secretary of Citizens and Citizens Mutual, certifying as to: the articles of incorporation, by-laws and corporate existence of each of the Citizens Companies; that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of Citizens and Citizens Mutual with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; that the resolutions (true and complete copies of which shall be attached to the certificate) of the shareholders of Citizens with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; that any resolutions (true and complete copies of which shall be attached to the certificate) of the policyholders or members of Citizens Mutual with respect to this Agreement and the transactions contemplated hereby, if any such resolutions are required, have been duly and validly adopted and are in full force and effect; and as to the incumbency and signatures of certain officers of Citizens and Citizens Mutual.

  SECTION 6.3. LETTER AS TO TRANSACTION COST. Citizens and Citizens Mutual shall have delivered to Meridian a letter, dated the date of the Closing and executed by the chief financial officer and the treasurer of Citizens and Citizens Mutual, setting forth all Transaction Costs (as defined in Section 10.2) paid or incurred by the Citizens Companies (whether paid or payable before or after the Effective Time), in connection with this Agreement or the transactions contemplated hereby, and specifying in reasonable detail the amount of such Transaction Costs in a manner that will enable the parties to determine the amount of the Transaction Costs Adjustment, if any, as that term is defined in Section 10.2. Such letter shall be based upon facts and such good faith estimates as may be reasonable under the circumstances; provided, however, that the letter shall clearly indicate the amounts that are estimated and the basis for the estimates.

  SECTION 6.4. APPROVAL OF CITIZENS' SHAREHOLDERS AND CITIZENS MUTUAL'S POLICYHOLDERS. (a) The Merger shall have been approved and adopted at a duly called meeting of the shareholders of Citizens by the requisite vote of the issued and outstanding shares of Citizens Common Stock and Citizens Preferred Stock entitled to vote thereon, voting as separate classes.

  (b) This Agreement and the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by Section 1.7 of this Agreement, shall have been approved at a duly called meeting of the policyholders of Citizens Mutual by the requisite vote of policyholders entitled to vote thereon.

  SECTION 6.5. DISSENTING SHARES. The holders of not more than 5% of the issued and outstanding shares of Citizens Common Stock at the Effective Time shall have delivered written notice of intent to demand payment of the fair value of their shares of Citizens Common Stock pursuant to the Minnesota Dissenters' Rights Statute, and Citizens Mutual shall not have delivered written notice of intent to demand payment of the fair value of the shares of Citizens Preferred Stock pursuant to the Minnesota Dissenters' Rights Statute.

  SECTION 6.6. REGULATORY APPROVAL. All approvals, authorizations and consents from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by the Citizens Companies to continue to be carried on substantially in the same manner following the Effective Time, shall have been obtained and shall be in full force and effect (including, without limitation, approvals by appropriate insurance regulators in the states of Minnesota, Indiana and Ohio), and Meridian shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. There shall not have been any action taken by any court, arbitration tribunal or any governmental or regulatory body prohibiting or making illegal at the time of the Closing or the Effective Time any of the transactions contemplated by this Agreement.

  SECTION 6.7. HART-SCOTT-RODINO. The waiting period required under the Hart-Scott-Rodino Act, including any extension thereof, shall have terminated or expired prior to the time of the Closing.

  SECTION 6.8. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to material contracts or other material agreements with the Citizens Companies required in connection with the transactions contemplated hereby shall have been obtained (including, without limitation, any consents required for the continued use by the Citizens Companies of computer software or hardware material to the business of the Citizens Companies licensed or leased to Citizens Mutual for use by any of the other the Citizens Companies).

  SECTION 6.9. BOARDS OF DIRECTORS. The respective Boards of Directors of the Citizens Companies shall be reconstituted as follows:

       (a) CITIZENS SUBSIDIARIES: The six current directors of Meridian Security, plus the current President and the current Vice President of Marketing of Citizens.

       (b) CITIZENS MUTUAL: The six current directors of Meridian Security, plus the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual.

       (c) MISSISSIPPI VALLEY CORPORATION: Such persons as may be designated by Meridian not less than five days prior to the Closing.

In addition, any amendments to the articles or certificate of incorporation or bylaws of any of the Citizens Companies necessary for the foregoing shall have been adopted and become effective.

  SECTION 6.10. OFFICERS. Each officer of each of the Citizens Insurance Companies shall have tendered his or her resignation as an officer, effective as of the Effective Time, and arrangements reasonably satisfactory to Meridian shall have been made providing for the appointment of the Chief Executive Officer of Meridian as the Chairman of the Board, President and Chief Executive Officer of each of the Citizens Insurance Companies, effective at the Effective Time. In addition, each officer of each other Citizens Company shall have tendered his or her resignation as an officer, effective as of the Effective Time.

  SECTION 6.11. REINSURANCE POOLING AGREEMENT. All regulatory approvals necessary for the execution of the Reinsurance Pooling Agreement, substantially in the form of Exhibit B, by all parties thereto shall have been obtained, and the Citizens Insurance Companies shall have entered into that Pooling Reinsurance Agreement, effective as of the Effective Time.

  SECTION 6.12. MANAGEMENT SERVICES AGREEMENTS. All regulatory approvals necessary for the execution of the Management Services Agreements, substantially in the forms of Exhibits C-1 and C-2, by all parties thereto shall have been obtained, and the Citizens Insurance Companies shall have entered into those Management Services Agreements, effective as of the Effective Time.

  SECTION 6.13. NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there shall have been no material adverse change in the business of the Citizens Companies (considered as a whole) or in the consolidated results of operations or consolidated financial condition of either Citizens (considered as a whole) or Citizens Mutual (considered as a whole); PROVIDED, HOWEVER, that there shall be deemed not to be such a material adverse change to the extent that such change is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 6.14. CERTAIN PERSONNEL MATTERS. (a) Spencer Broughton shall have entered into the Consulting Services Agreement, substantially in the form of Exhibit D.

       (b) Scott Broughton shall have entered into the Employment Agreement, substantially in the form of Exhibit E.

  SECTION 6.15. VIS'N MATTERS. Scott Broughton, Kirk Simmons, Meridian and Citizens Mutual shall have entered into a letter agreement (the "Vis'n Letter") regarding a corporation to be organized by Scott Broughton and Kirk Simmons ("Vis'n"). The Vis'n Letter shall provide among other matters that, upon Vis'n's formation and Meridian's reasonable satisfaction that Vis'n is then or will be authorized to conduct business and to enter into the contracts and transactions contemplated by this Section 6.15, Vis'n or Vis'n and Citizens Mutual, as the case may be, will do the following:

       (a) Vis'n will offer employment, with at least substantially the same compensation as provided by Citizens Mutual, to the Citizen employees listed on Schedule 5.4(a), such employment to be effective on or about the commencement date of the Claims Administration Agreement and Software and Hardware Systems Agreement referred to in Sections 6.15(c) and (d) hereof; and Vis'n will immediately reimburse Citizens Mutual or Meridian for any required payments in respect of unused vacation time or personal leave time made to such Citizens Employees who accept Visn's employment offer (or will allow Citizens Mutual or Meridian to deduct such payments from amounts otherwise payable to Vis'n under the Claims Administration Agreement and Software and Hardware Support Agreement referred to in Sections 6.15(c) and
(d) hereof);

       (b) Vis'n and Citizens Mutual will enter into the Real Estate Sublease Agreement, substantially in the form of Exhibit F.

       (c) Vis'n and Citizens Mutual will enter into the Claims Administration Agreement, substantially in the form of Exhibit G.

       (d) Vis'n and Citizens Mutual will enter into the Software and Hardware Support Agreement, substantially in the form of Exhibit H.

       (e) Vis'n and Citizens Mutual will enter into the Office Equipment Lease Agreement, substantially in the form of Exhibit I.

       (f) Vis'n will pay $3,000 of the monthly consulting fees payable by Citizens Mutual to Michael L. Halvorson under a certain Independent Consultant Agreement with Citizens Mutual.

  SECTION 6.16. ESOP AND PLAN MATTERS. The actions to be taken by or in respect of the ESOP described in Section 1.5 shall have been taken.

  SECTION 6.17.   OPINION OF COUNSEL FOR CITIZENS AND CITIZENS MUTUAL.
Meridian shall have received from separate counsel for Citizens and for Citizens Mutual, opinions dated the date of the Closing, in form and substance reasonably satisfactory to Meridian.

  SECTION 6.18. FAIRNESS OPINION. The fairness opinion Meridian has received from the investment banking firm of McDonald & Company Securities, Inc., to the effect that the consideration to be paid by Meridian to the shareholders of Citizens pursuant to the Merger is fair, from a financial point of view, to the shareholders of Meridian, shall have been updated to the time of Closing in form and substance reasonably satisfactory to the Board of Directors of Meridian.

  SECTION 6.19. HALVORSON ARRANGEMENTS. The First Amended Software Agreement, dated March 21, 1996, between Michael L. Halvorson and Citizens Mutual shall be in effect.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF

                          CITIZENS AND CITIZENS MUTUAL

  The obligations of Citizens and Citizens Mutual under this Agreement shall, at the option of Citizens and Citizens Mutual, be subject to the satisfaction, at or prior to the time of the Closing, of the following conditions:

  SECTION 7.1. NO MISREPRESENTATION OR BREACH OF COVENANTS OR WARRANTIES. As of the time of the Closing, (a) there shall have been no material breach by Meridian in the performance of any of its covenants herein, (b) each of the representations and warranties of Meridian contained in this Agreement shall have been true and correct as of the date of the execution of this Agreement, and (c) each of the representations and warranties of Meridian contained in this Agreement, without regard to any qualification, materiality threshold or reference to immateriality or a Meridian Material Adverse Effect, shall be true and correct as of the date of the Closing as though made on and as of such date (provided, that each of the representations and warranties made as of a particular date need only be true and correct as of that date), except for any inaccuracies which, individually or in the aggregate, have not had a Meridian Material Adverse Effect; PROVIDED, HOWEVER, that there shall be deemed not to be such a Meridian Material Adverse Effect to the extent that such effect is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 7.2. SHAREHOLDER AND POLICYHOLDER APPROVAL. (a) The Merger shall have been approved and adopted at a duly called meeting of the shareholders of

Citizens by the requisite vote of the issued and outstanding shares of Citizens Common Stock and Citizens Preferred Stock entitled to vote thereon, voting as separate classes.

  (b) This Agreement and the reconstitution of the Board of Directors of Citizens Mutual, as contemplated by Section 1.7 of this Agreement, shall have been approved at a duly called meeting of the policyholders of Citizens Mutual by the requisite vote of such policyholders entitled to vote thereon.

  SECTION 7.3. OFFICERS' CERTIFICATES. Meridian shall have delivered to Citizens and Citizens Mutual a certificate, dated the date of the Closing and executed by the chief executive officer and by the chief financial officer or an executive vice president of Meridian, certifying that the conditions set forth in Section 7.1 hereof have been fulfilled. In addition, Meridian shall have delivered to Citizens and Citizens Mutual a certificate, dated the date of the Closing and executed by the corporate secretary or assistant corporate secretary of Meridian and Merger Company, certifying as to: the articles of incorporation, by-laws and corporate existence of Meridian and Merger Company; that the resolutions (true and complete copies of which shall be attached to the certificate) of the Boards of Directors of Meridian and Merger Company with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect; and as to the incumbency and signatures of certain officers of Meridian and Merger Company.

  SECTION 7.4. REGULATORY APPROVAL. All approvals, authorizations and consents from governmental and regulatory bodies required for the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect (including, without limitation, approvals by appropriate insurance regulators in the states of Minnesota, Indiana and Ohio), and

Citizens and Citizens Mutual shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents. There shall not have been any action taken by any court, arbitration tribunal or any governmental or regulatory body prohibiting or making illegal at the time of the Closing or the Effective Time any of the transactions contemplated by this Agreement.

  SECTION 7.5. HART-SCOTT-RODINO. The waiting period required under the Hart-Scott-Rodino Act, including any extension thereof, shall have terminated or expired prior to the time of the Closing.

  SECTION 7.6. BOARDS OF DIRECTORS. Arrangements reasonably satisfactory to Citizens and Citizens Mutual shall have been made providing for: (a) the Boards of Directors of each of the Citizens Subsidiaries to include the current President and the current Vice President of Marketing of Citizens, (b) for the Board of Directors of Citizens Mutual to include the current Vice President of Marketing of Citizens Mutual and the current President of Citizens Mutual, and
(c) for the Board of Directors of Meridian to include the current President of Citizens and Citizens Mutual; in each case, as of immediately following the Effective Time.

  SECTION 7.7. THIRD PARTY CONSENTS. All consents, permits and approvals from parties to material contracts or other material agreements with the Meridian Companies required in connection with the transactions contemplated hereby shall have been obtained.

  SECTION 7.8. REINSURANCE POOLING AGREEMENT. All corporate and regulatory approvals necessary for the execution of the Reinsurance Pooling Agreement substantially in the form of Exhibit B, by all parties thereto, shall have been obtained; and Meridian Mutual and Meridian Security shall have entered into that Reinsurance Pooling Agreement, effective as to the Effective Time.


  SECTION 7.9. MANAGEMENT SERVICES AGREEMENTS. All corporate and regulatory approvals necessary for the execution of the Management Services Agreements substantially in the forms of Exhibit C-1 and C-2, by the respective parties thereto, shall have been obtained; and Meridian, Meridian Mutual and Meridian Security shall have entered into those Management Services Agreements, effective as of the Effective Time.

  SECTION 7.10. CERTAIN PERSONNEL MATTERS. (a) Meridian shall have entered into the Consulting Services Agreement with Spencer Broughton, substantially in the form of Exhibit D.

       (b) Meridian shall have entered into the Employment Agreement with Scott Broughton, substantially in the form of Exhibit E.

       (c) The letter or letters to Citizens Employees referred to in
Section 5.4, in a form or forms reasonably satisfactory to Citizens and Citizens Mutual, shall have been provided to such Citizens Employees, or arrangements therefor reasonably satisfactory to Citizens and Citizens Mutual shall have been made.

  SECTION 7.11. VIS'N MATTERS. The Vis'n Letter referred to in Section 6.15 shall have been entered into.

  SECTION 7.12. NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there shall have been no material adverse change in the business, results of operations or financial condition of the Meridian Companies (considered as a whole); PROVIDED, HOWEVER, that there shall be deemed not to be such a material adverse change to the extent that such change is the result of the announcement of the Merger or the result of transactions contemplated by this Agreement.

  SECTION 7.13.   OPINION OF COUNSEL FOR MERIDIAN.  Citizens and Citizens
Mutual shall have received from counsel for Meridian, an opinion dated the date of the Closing, in form and substance reasonably satisfactory to Citizens and Citizens Mutual.

  SECTION 7.14. FAIRNESS OPINIONS. The fairness opinion Citizens has received from the investment banking firm of Goldsmith, Agio, Helms Securities, Inc., to the effect that the consideration to be received in the Merger by the holders of Citizens Common Stock and Citizens Preferred Stock is fair to such holders from a financial point of view, shall have been updated to the date of the proxy statement referred to in Section 4.5(a) and to the time of Closing, in form and substance reasonably satisfactory to the Board of Directors of Citizens.

  SECTION 7.15. PAYMENT OF ESOP NOTE. The ESOP note shall have been repaid as contemplated by Section 1.5(b).

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

  SECTION 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement by the parties hereto shall not survive the Closing. Notwithstanding the foregoing, the covenants set forth in Article V shall survive the Effective Time.



                                   ARTICLE IX

                                   TERMINATION

  SECTION 9.1. TERMINATION. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Secretary of State of Minnesota, whether before or after action by the shareholders of Citizens as contemplated by Section 4.5(a), of this Agreement and without further approval by the shareholders of Citizens:


  (a)  By mutual written consent of Meridian, Citizens and Citizens Mutual;

  (b) By Citizens and Citizens Mutual, by written notice to Meridian, if the number of votes in favor of the Merger and this Agreement cast by the shareholders of Citizens and required for the consummation of the Merger shall not have been obtained at the meeting of Citizens' shareholders or at any adjournment thereof duly held for such purpose;

  (c) By either Citizens and Citizens Mutual, on the one hand, or by Meridian, on the other hand, by written notice to the other, if the Minnesota Department fails by September 30, 1996, to approve, or give its consent to any of the material transactions contemplated by this Agreement that the Minnesota Department is required to approve or consent to under applicable law;

  (d) By Meridian, in the event a condition set forth in Article VI of this Agreement cannot be satisfied;

  (e)  By Citizens and Citizens Mutual, in the event a condition set forth in
Article VII of this Agreement cannot be satisfied; or

  (f) By either Meridian, on the one hand, or by Citizens and Citizens Mutual, on the other hand, by written notice to the other if the Merger is not consummated by September 30, 1996.

  SECTION 9.2. TERMINATION FEE. (a) If Citizens and Meridian fail to consummate the Merger and:

       (i) Citizens enters into a letter of intent, commitment letter or other written agreement with a third party regarding a merger, consolidation, sale of assets or other similar transaction involving Citizens or Citizens Mutual prior to January 1, 1997; and

       (ii) Meridian shall have complied with all of its obligations under this Agreement required to be performed by it through the date of the earliest relevant event described in Section 9.2(a)(i); and

       (iii) this Agreement shall not have been terminated by mutual written consent of all of the parties pursuant to Section 9.1(a);

then Citizens shall promptly pay to Meridian an amount equal to $586,646 PLUS the amounts of all Transaction Costs paid or incurred by Meridian or its affiliates, and Citizens and Citizens Mutual shall have no further liability or obligation to Meridian with respect to this Agreement.

  (b)  If Citizens and Meridian fail to consummate the Merger and:

       (i) either (A) the Board of Directors of Citizens refuses or fails to make the recommendation to the shareholders of Citizens contemplated by
  Section 4.5(a), or withdraws, modifies or changes any such recommendation in a manner adverse to Meridian or to approval of the Merger, (B) any party terminates this Agreement pursuant to Section 9.1(c) because the Minnesota Department does not approve the Merger due to the amount of consideration to be received by any shareholders in the Merger, (C) Citizens Mutual shall not have voted its shares of Citizens Common Stock or Citizens Preferred Stock in favor of the Merger and other transactions contemplated by this Agreement at the meeting of the shareholders of Citizens contemplated by Section 4.5(a) (it being understood that Citizens Mutual is not obligated by this Agreement or otherwise to vote in favor of the Merger and such transactions) or (D) the First Amended Software Agreement, dated March 21, 1996, between Michael L. Halvorson and Citizens Mutual shall not have remained in effect; and

       (ii) Meridian shall have complied with all of its obligations under this Agreement required to be performed by it through the date of the earliest relevant event described in Section 9.2(b)(i); and

       (iii) this Agreement shall not have been terminated by mutual written consent of all of the parties pursuant to Section 9.1(a),

then Citizens shall pay and reimburse to Meridian all Transaction Costs paid or incurred by Meridian or its affiliates, promptly upon receipt from Meridian of a reasonably detailed accounting thereof; and Citizens and Citizens Mutual shall have no further liability or obligations to Meridian with respect to this Agreement except as may arise under Section 9.2(a).

  SECTION 9.3.  SURVIVAL OF RIGHTS.  Except as otherwise provided in
Sections 9.1 and 9.2, nothing in this Article IX or in this Agreement shall be construed as limiting the rights of any party in the event of a breach by any party of this Agreement.



                                    ARTICLE X

                                  MISCELLANEOUS

  SECTION 10.1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed telecopy or registered mail addressed:

  (a)  If to Citizens or Citizens Mutual:

           Mr. Scott S. Broughton
           President, Chief Operating Officer and Chief Financial Officer Citizens Security Group Inc.
           Citizens Security Mutual Insurance Company
           406 Main Street
           Red Wing, Minnesota 55066
           Fax: (612) 388-0538

       If to Citizens, a copy to:

           Jay L. Swanson, Esq.
           Dorsey & Whitney LLP
           220 South Sixth Street
           Minneapolis, Minnesota 55402-1498
           Fax: (612) 340-8738

       If to Citizens Mutual, a copy to:

           Thomas H. Borman, Esq.
           Maslon Edelman Borman & Brand
           3300 Norwest Center
           90 S. Seventh Street
           Minneapolis, Minnesota 55402-4140
           Fax: (612) 672-8397

  (b)  If to Meridian:

           Ms. Norma J. Oman
           President and Chief Executive Officer
           Meridian Insurance Group, Inc.
           2955 North Meridian Street
           Indianapolis, Indiana  46208
           Fax: (317) 927-8119

       with copies to:

           J. Mark McKinzie, Esq.
           General Counsel
           2955 North Meridian Street
           Indianapolis, Indiana 46208
           Fax: (317) 931-7930
                 and

           Tibor D. Klopfer, Esq.
           Baker & Daniels
           300 North Meridian Street, Suite 2700
           Indianapolis, Indiana 46204
           Fax: (317) 237-1000

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 10. 01 will (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmissions, be deemed given when sent and confirmation or receipt is received, and (iii) if delivered by mail in the manner described above, be deemed received on the date of receipt. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other parties hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

  SECTION 10.2. EXPENSES. (a) Except as otherwise provided herein, each party hereto shall pay its own expenses, including without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein ("Transaction Costs").

       (b) In the event that the aggregate Transaction Costs paid or incurred by the Citizens Companies exceed $650,000, the excess over that amount (the "Transaction Costs Adjustment") shall reduce the amount of cash payable to the holders of Citizens Common Stock and Citizens Preferred Stock, as provided in
Section 1.3(a). The parties acknowledge that the Transaction Costs Adjustment, if any, may be based in part upon reasonable good faith estimates if any, may be based in part upon reasonable good faith estimates and projections made immediately prior to the Closing and shall be determined in the manner provided in Section 6.3.

       SECTION 10.3. TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  SECTION 10.4.  NO THIRD-PARTY BENEFICIARIES.  Except as otherwise provided in
Section 5.3 of this Agreement, nothing in this Agreement or in any agreement attached hereto as an exhibit is intended or shall be construed to give any person, other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any agreement attached hereto as an exhibit or any provision contained herein or therein.

  SECTION 10.5. ENTIRE AGREEMENT. This Agreement, together with the contracts executed and delivered pursuant hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including documents, certificates and contracts executed and delivered pursuant hereto, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, the parties agree that the terms and conditions of the Confidentiality and Non-Disclosure Agreement shall continue to remain in full force and effect.

  SECTION 10.6. PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Citizens and Citizens Mutual and Meridian will consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or releases to be made on behalf of such party. If either party is unable to obtain the approval of its public report, statement, or release from the other party and such report, statement, or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release and promptly furnish the other party with a copy thereof.

  SECTION 10.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such terms or conditions.

  SECTION 10.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Indiana without giving effect to any choice or conflicts of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Indiana.

  SECTION 10.9. BINDING EFFECT. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assignees.

  SECTION 10.10. NO ASSIGNMENT. This Agreement or any right or obligation hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void.

  SECTION 10.11. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

  SECTION 10.12. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

  SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                   MERIDIAN INSURANCE GROUP, INC.



                                   By:/s/ Norma J. Oman
                                      ------------------------------
                                       Norma J. Oman, President and
                                       Chief Executive Officer




                                   CITIZENS SECURITY GROUP INC.



                                   By:/s/ Scott S. Broughton
                                      ------------------------------
                                   Name:  Scott S. Broughton
                                   Title:  President, Chief Operating Officer,
                                   and Chief Financial Officer



                                   CITIZENS SECURITY MUTUAL
                                   INSURANCE COMPANY


                                   By:  /s/ Scott S. Broughton
                                        ------------------------------
                                   Name:  Scott S. Broughton
                                   Title:  President, Chief Operating Officer,
                                   and Chief Financial Officer

                          EXHIBIT A TO ACQUISITION
                         AND AFFILIATION AGREEMENT


                               PLAN OF MERGER

    This Plan of Merger (the "Plan of Merger") is pursuant to the Minnesota Business Corporation Act (the "MBCA"):

                                  ARTICLE I

                                 THE MERGER

    1.01 THE MERGER. At the Effective Time (as defined in Section 1.03 hereof) in accordance with this Plan of Merger and the MBCA, [Merger Company]
("Merger Company"), a Minnesota corporation and an indirect wholly owned subsidiary of Meridian Insurance Group, Inc. ("Parent"), shall be merged (the "Merger") into Citizens Security Group Inc., a Minnesota corporation ("Citizens"), the separate existence of Merger Company shall cease, and Citizens shall continue as the surviving corporation under the corporate name Citizens Security Group Inc. Citizens, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Citizens and Merger Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

    1.02 EFFECT OF THE MERGER. The effect of the Merger shall be as set forth in Section 641 of the MBCA, and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

    1.03 EFFECTIVE TIME. The Merger shall become effective immediately upon the filing of articles of merger, prepared in accordance with Section 615 of the MBCA and containing the Plan of Merger, with the Secretary of State of the State of Minnesota or at such later time as set forth in such articles of merger. The date and time on which the Merger shall become effective is referred to herein as the "Effective Time."

    1.04 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Company immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Company immediately prior to the Effective Time. The directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

    1.05 ARTICLES OF INCORPORATION AND BYLAWS. From and after the Effective Time and until further amended in accordance with applicable law, the Articles of Incorporation of Citizens as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. From and after the Effective Time and until further amended in accordance with applicable law, the Bylaws of Citizens as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    1.06 FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such action.

                                  ARTICLE II

                          CONVERSION OF SECURITIES

    2.01 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Citizens, Merger Company, the Surviving Corporation or the holder of any of the following securities:

              (a) each share, $.01 par value, of Citizens common stock ("Citizens Common Stock") issued and outstanding immediately prior to the Effective Time (except Dissenting Shares, as such term is defined in Section 2.03(a) below) shall be canceled and extinguished and be converted into and become a right to receive a cash payment in an amount equal to the portion of the Final Common Stock Merger Price, as defined in Section 2.02(a) below, that bears the same proportion to the total Final Common Stock Merger Price as one share of Citizens
    Common Stock bears to all issued and outstanding shares of Citizens Common Stock as of the Effective Time, which amount is $_______ per share;

              (b) each share, $.01 par value, of Citizens Series A preferred stock ("Citizens Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into and become a right to receive a cash payment in an amount equal to the portion of the Final Preferred Stock Merger Price, as defined in Section 2.02(b) below, that bears the same proportion to the total Final Preferred Stock Merger Price as one share of Citizens Preferred Stock bears to all issued and outstanding shares of Citizens Preferred Stock as of the Effective Time, which amount is $________ per share; and

              (c) the shares of capital stock of Merger Company issued and outstanding immediately prior to the Effective Time shall be canceled and converted into all of the issued and outstanding capital stock of Citizens.

    2.02  DEFINITIONS.

              (a) The term Final Common Stock Merger Price means $24,957,312 less 85.1% of the Transaction Costs Adjustment, if any, as that term is defined in Section 2.02(c).

              (b) The term Final Preferred Stock Merger Price means $4,375,000 less 14.9% of the Transaction Costs Adjustment, if any, as that term is defined in Section 2.02(c).

              (c) The term Transaction Costs Adjustment means the amount by which Transaction Costs paid or incurred by Citizens and its affiliates exceed $650,000. Transaction Costs means expenses, including, without limitation, legal and accounting fees and expenses incident to the negotiation and preparation of an Acquisition and Affiliation Agreement by and among Citizens, Citizens Security Mutual Insurance Company and Meridian Insurance Group, Inc. and compliance with the provisions contained therein.

    2.03  DISSENTING SHARES.

              (a) Notwithstanding anything in this Plan of Merger to the contrary, if Section 471 of the MBCA is applicable to the Merger, shares of Citizens Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who (i) have not voted such shares in favor of the Merger, (ii) have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 473 of the MBCA and (iii) as of the Effective Time have not effectively withdrawn such written demand or otherwise lost their right to appraisal of the payment for such shares ("Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to Section 2.01 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 473 of the MBCA. After the Effective Time, if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal of and payment for such shares under Section 473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as to the Effective Time, into and represent the right to receive payment from the Surviving Corporation, as provided in Section 2.01 hereof.

              (b) If the holder of any shares of Citizens Common Stock shall become entitled to receive payment for such shares pursuant to Sections 471 and 473 of the MBCA, such payment shall be made by the Surviving Corporation.

                                                                      EXHIBIT B

                                    18 March 1996

PERSONAL AND CONFIDENTIAL

Board of Directors
Citizens Security Group Inc.
P.O. Box 3500
Red Wing, MN  55066

RE: Fairness Opinion

Gentlemen:

In connection with the proposed acquisition through a cash merger (the "Merger") by Meridian Insurance Group, Inc. ("MIGI") of Citizens Security Group Inc. ("CSGI" or the "Company") and the affiliation of their related companies ("Meridian Group" and "Citizens Group," respectively), including their mutual insurance company parents, Meridian Mutual Insurance Company ("Meridian Mutual") and Citizens Security Mutual Insurance Company ("Citizens Mutual") (the "Proposed Transaction"), pursuant to the draft Acquisition and Affiliation Agreement dated March 11, 1996 between MIGI, CSGI, and Citizens Mutual (the "Acquisition and Affiliation Agreement"), you have requested our opinion as to the fairness, from a financial point of view, to the Company's present common shareholders of the consideration to be received by such shareholders for their common stock in the proposed Merger. You have also requested our opinion as to the fairness, from a financial point of view, to the holder of the Company's 7.95% Series A Preferred Stock ("Preferred Stock"), which Preferred Stock is exclusively held by Citizens Mutual, of the consideration to be received by such holder for its Preferred Stock in the proposed Merger.

Under the terms of the proposed Merger and subject to the approval of the common and preferred shareholders of the Company, at closing CSGI shareholders would receive from MIGI a total of $29,332,312 in cash, consisting of $24,957,312 for the common stock of CSGI ($12.50 per share on a fully-diluted basis assuming all CSGI common stock options currently outstanding are exercised) and $4,375,000 for the Preferred Stock, subject to a dollar-for-dollar reduction if the transaction expenses incurred by CSGI, Citizens Group, and Citizens Mutual exceed $650,000, such reduction to be borne 85.1 percent by CSGI common stockholders and 14.9 percent by the CSGI preferred stockholder.

As a customary part of its investment banking business, Goldsmith, Agio, Helms Securities, Inc. ("GAHS") is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. GAHS does not make a market for the Company's common stock. GAHS is a party to a separate engagement agreement with the Company whereby GAHS is providing advisory services to the Company with respect to the Proposed Transaction, pursuant to which GAHS will receive a fee contingent upon the consummation of the Proposed Transaction. In return for our services in connection with providing this opinion, the Company will pay us a fee, which fee is not contingent upon the consummation of the Proposed Transaction, and indemnify us against certain liabilities.

In arriving at our opinions, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have (i) reviewed the Acquisitions and Affiliation Agreement;

Board of Directors
Citizens Security Group Inc.
18 March 1996
Page 2

(ii) analyzed financial and other information that is publicly available relating to the company; (iii) analyzed certain other operating data of the Company that has been made available to us in our role as financial advisor to the Company; (iv) visited the facilities of the Company and discussed with management of the Company the financial condition, operating results, business outlook and prospects of the Company; (v) analyzed the valuations of publicly traded companies that we deemed comparable to the Company; (vi) analyzed the valuations of shares publicly traded preferred stock that we deemed comparable to the Preferred Stock; (vii) analyzed the financial terms of certain similar transactions that have recently been effected; and (viii) taken into account our general experience in similar transactions and our knowledge derived from our role as financial advisor to the Company.

We have relied upon and assume the accuracy, completeness, and fairness of the financial statements and other information of the Company, and have not attempted independently to verify such information. We have further relied upon assurances by the Company that the information provided to us has a reasonable basis, and with respect to transaction expenses, projections and other business outlook information, reflects the best currently available estimates, and that the Company is not aware of any information or fact that would make the information provided to us incomplete or misleading. In arriving at our opinions, we have not performed any appraisals or valuations of specific assets of the Company and express no opinion regarding the liquidation value of the Company or any of its assets. We are not expressing any opinion as to the price at which shares of common stock of CSGI has traded prior to the date hereof, and we are not expressing any opinion as to the fair market value of the Company's Preferred Stock. Our opinions are based upon the information available to us and the facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing these opinions. We did not actively solicit indications of interest or value from any third parties, other than MIGI, for the Company or any of its assets. We were not requested to opine, and do not opine, in any way concerning other transactions or agreements entered into in conjunction with the Proposed Transaction.

Our opinions are rendered to the Board of Directors of the Company and cannot be relied upon by any other person, including Citizens Mutual or its Board of Directors, nor published or otherwise used or referred to publicly, except as provided in our letter of engagement.

Based upon and subject to the foregoing, and based upon such other facts as we consider relevant, it is our opinion that, as of the date hereof, the consideration to be received by the Company's present common shareholders for their common stock in the proposed Merger is fair to such common shareholders from a financial point of view, and that the consideration to be received by the Company's present preferred shareholder for its Preferred Stock in the proposed Merger is fair to such preferred shareholder from a financial point of view.

Sincerely,

Goldsmith, Agio, Helms Securities, Inc.

                                                                       EXHIBIT C

             PROVISIONS OF MINNESOTA BUSINESS CORPORATION ACT RELATING TO
                                   APPRAISAL RIGHTS


302A.471.     Rights of dissenting shareholders

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

    (1)  alters or abolishes a preferential right of the shares;

    (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

    (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

    (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473.     Procedures for asserting dissenters' rights

    Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

    (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

    (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

    (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

    (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

    (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together With the latest available interim financial statements;

    (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

    (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of 180 civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                             Preliminary Copy
                                                             ----------------

                         CITIZENS SECURITY GROUP INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints as proxies for the undersigned, Spencer
A. Broughton and R. Scott Jones, or either of them, with full power of substitution, hereby revoking any proxy heretofore given, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of Citizens Security Group Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held on July 31, 1996 at 9:00 am local time, or at such later time and date as it may be announced, or at any adjournment thereof, as fully as could the undersigned if personally present:

1. Approval and adoption of the Acquisition and Affiliation Agreement among the Company, Citizens Security Mutual Insurance Company and Meridian Insurance Group, Inc. and the related Plan of Merger.

         / / FOR          / / AGAINST        / / ABSTAIN

2. IN THEIR DISCRETION, upon such other business as may properly come before the meeting or any adjournment therof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ACQUISITION AND AFFILIATION AGREEMENT AND THE PLAN OF MERGER.

                   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated: ..........................., 1996

                                       ........................................
                                                     SIGNATURE

                                       ........................................
                                             SIGNATURE, IF HELD JOINTLY

                                       PLEASE MARK, SIGN, DATE, AND RETURN
                                       THE PROXY CARD PROMPTLY USING THE
                                       ENCLOSED ENVELOPE WHICH REQUIRES NO
                                       POSTAGE.